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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SHFL ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

February 1, 2013

TO THE SHAREHOLDERS OF SHFL ENTERTAINMENT, INC.

You are cordially invited to the annual meeting of shareholders to be held on March 14, 2013, at the Company's corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, 89119 at 10:00 a.m., Pacific Daylight Time.

At the meeting, there will be a vote on the election of all six members of the Board of Directors, as well as the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, approval of the SHFL entertainment, Inc. 2012 Stock Incentive Plan and an advisory vote on executive compensation (i.e., "Say-on-Pay").

The Company is pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. The Company believes that this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Important notice to beneficial shareholders who hold their shares through a broker rather than directly in their own name: If you hold your shares in a brokerage account, your shares will not be voted for Proposals No. 1, No. 3 and No. 4 this year unless you give explicit instructions to your broker. Most of the Company's outstanding shares are held in this manner, so it is important that you submit a vote. Under New York Stock Exchange Rule 452, relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to the election of directors without voting instructions from the beneficial owner. Accordingly, as a beneficial owner, if you do not give your broker specific instructions, your shares will not be voted for the election of directors. The Company strongly encourages you to submit your voting instructions card or vote on the Internet or by telephone and exercise your right to vote as a shareholder.

On behalf of the Board of Directors and employees, thank you for your continued support of SHFL entertainment, Inc.

                      Very truly yours,

                      Garry W. Saunders
                       Chairman of the Board

I M P O R T A N T

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET OR OVER THE TELEPHONE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY TELEPHONE OR INTERNET, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

SHFL ENTERTAINMENT, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 14, 2013

To the Shareholders of SHFL entertainment, Inc.:

The annual meeting of shareholders of SHFL entertainment, Inc. ("SHFL entertainment", "we", "us" or the "Company") will be held on March 14, 2013, at the Company's corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, 89119 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

  1.
  To elect Garry W. Saunders, John R. Bailey, Daniel M. Wade, Eileen F. Raney, A. Randall Thoman and Michael Gavin Isaacs to the board of directors (the "Board") to hold office until the next annual meeting or until their successors are elected;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2013;

  3.
  To approve the SHFL entertainment, Inc. 2012 Stock Incentive Plan;

  4.
  To conduct an advisory vote on executive compensation; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board recommends you vote FOR the election of each of the nominees to the Board, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, FOR the approval of the SHFL entertainment, Inc. 2012 Stock Incentive Plan, and FOR the advisory approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named below in the Summary Compensation Table.

The Board has fixed January 18, 2013 as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), the Company has elected to provide access to the Company's proxy materials over the Internet. Accordingly, the Company will mail, on or before February 1, 2013, a Notice of Internet Availability of Proxy Materials to the Company's shareholders of record and beneficial owners as of the close of business on January 18, 2013. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in and at the URL address included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address and a website where shareholders can request a paper or e-mail copy of any of the following: proxy statement, the Company's annual report and a form of proxy relating to the annual meeting and information on how to access and vote the form of proxy as well as information on how to obtain directions to attend the meeting and vote in person. These proxy materials are available free of charge.

Shareholders are cordially invited to attend the annual meeting. If you wish to vote shares held in your name at the annual meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you previously requested one be mailed to you) and picture identification. If you hold shares through an intermediary, such as a broker, bank or other nominee, and wish to vote them at the meeting, you must present a proxy from your broker, bank or other nominee.

Your vote is extremely important. The Company appreciates your taking the time to vote promptly. After reading the proxy statement, please vote at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign and return by mail. Attending the annual meeting does not automatically revoke your proxy. If you decide to attend the annual meeting and choose to vote by ballot, your proxy will be automatically revoked and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast by telephone or the Internet must be cast prior to 11:59 p.m., Eastern Daylight Time on March 13, 2013.

                      By Order of the Board of Directors,

                      Linster W. Fox
                       Executive Vice President, Chief Financial Officer
                      and Secretary

February 1, 2013
Las Vegas, Nevada

SHFL ENTERTAINMENT, INC.

PROXY STATEMENT

i

SHFL ENTERTAINMENT, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

SHFL entertainment, Inc. (the "Company") is providing these proxy materials in connection with the solicitation of proxies by the board of directors (the "Board") of the Company to be voted at the annual meeting, which will take place on March 14, 2013, at 10:00 a.m. Pacific Daylight Time, at 1106 Palms Airport Drive, Las Vegas, Nevada 89119 and any adjournment thereof. As a shareholder, you are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. For your convenience, the Company is pleased to offer a live webcast of the annual meeting on the For Investors—Events section of the Company's website at www.shfl.com.

In accordance with the rules and regulations of the SEC, instead of mailing a printed copy of the Company's proxy materials to each shareholder of record or beneficial owner, the Company is now furnishing proxy materials, which include the Company's proxy statement and annual report, to the Company's shareholders on the Internet. Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the Company's proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Company's proxy statement and proxy card will be available to shareholders on or before February 1, 2013.

References herein to fiscal 2012 refer to the Company's fiscal year ended October 31, 2012, and references herein to fiscal 2013 refer to the Company's fiscal year ending October 31, 2013.

Q:    Who is soliciting my proxy?

A:
This solicitation of your proxy is on behalf of the Board.

Q:    What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of the Company's directors and the Company's most highly paid executive officers in 2012, and certain other required information.

Q:    What proposals will be voted on at the annual meeting?

A:
The proposals scheduled to be voted on at the annual meeting or any adjournments thereof are:

1.
The election of Garry W. Saunders, John R. Bailey, Daniel M. Wade, Eileen F. Raney, A. Randall Thoman and Michael Gavin Isaacs to the Board;

2.
The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2013;

3.
To approve the SHFL entertainment, Inc. 2012 Stock Incentive Plan;

  4.
  To conduct an advisory vote on executive compensation; and

  5.
  Any other business that properly comes before the annual meeting.

Q:    How does the Board recommend that I vote my shares?

A:
The Board recommends that you vote your shares (1) FOR each of the nominees to the Board listed in this proxy statement, (2) FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year 2013, (3) FOR approval of the SHFL entertainment, Inc. 2012 Stock Incentive Plan and (4) FOR advisory approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named below in the Summary Compensation Table.

Q:    Who can vote shares that I hold jointly with my spouse or someone else?

A:
If shares are held jointly by two or more persons, the Company can accept a proxy from any of the owners. If the Company receives proxies from more than one owner and their votes conflict, then all such conflicting proxies will be invalid.

Q:    What shares can I vote?

A:
All shares owned by you as of the close of business on January 18, 2013, which the Company refers to as the Record Date, may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the shareholder of record and (2) held for you as the beneficial owner through a broker, bank or other nominee. On the Record Date, the Company had 56,174,235 shares of common stock issued and outstanding.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Shareholder of Record—granting a proxy

  If your shares are registered directly in your name with the Company's transfer agent, Wells Fargo Bank, N.A., you are considered the shareholder of record with respect to those shares and these proxy materials are being sent directly to you by SHFL entertainment. As the shareholder of record, you have the right to vote in person at the annual meeting or to grant a proxy.

  Beneficial Owner—voting instructions

  If your shares are held in a brokerage account or by a bank or other nominee, the broker, bank or nominee is considered, with respect to those shares, the shareholder of record. You are considered the beneficial owner of shares held in street name. If you are a beneficial owner but not the shareholder of record, your broker, bank or nominee will vote your shares as directed by you. If you wish to vote your shares in person at the annual meeting you must obtain a proxy from your broker, bank or nominee giving you the right to vote the shares at the meeting. If you are a beneficial owner, these proxy materials are being forwarded to you together with a voting instructions card by your broker, bank or nominee. Your broker, bank or nominee must vote your shares as you direct. Under current rules, if your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted for Proposals No. 1, No. 3 and No. 4. You are invited to attend the annual meeting in any case.

Q:    How can I vote my shares?

A:
Shareholders have a choice of voting on the Internet, by telephone or by using a traditional proxy card.

•
To vote on the Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit control number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

•
To vote by telephone, registered shareholders should dial (800) 690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on their voter instruction form. You will need the 12 digit control number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

•
If you received a Notice of Internet Availability of Proxy Materials and wish to vote by traditional proxy card, you can request a full set of proxy materials (including a proxy card) at no charge through one of the following: (i) Internet—www.proxyvote.com; (ii) Telephone—(800) 579-1639; or (iii) E-mail—sendmaterial@proxyvote.com (your e-mail should contain the 12 digit control number in the subject line). You may vote by mailing the proxy card to the Company or you can still elect to vote by Internet or telephone.

  The deadline for voting by telephone or over the Internet is 11:59 p.m., Eastern Daylight Time, on March 13, 2013. If you are a shareholder of record and you or your proxy attends the meeting, you may deliver your completed proxy card in person. Beneficial owners who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

  If you properly sign and return your proxy card or vote via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted (1) FOR each of the nominees to the Board listed in this proxy statement, (2) FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2013, (3) FOR approval of the SHFL entertainment, Inc. 2012 Stock Incentive Plan and (4) FOR advisory approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named below in the Summary Compensation Table.

Q:    How can I vote my shares in person at the annual meeting?

A:
Shares held in your name as the shareholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:
If I plan to attend the annual meeting, why should I submit a proxy or give instructions how to vote my shares?

A:
Even if you plan to attend the annual meeting, you should submit a proxy in advance or direct the bank, broker or nominee that holds your shares to submit a proxy. By doing this, your shares will still be voted if you don't attend the meeting. If you submit a proxy and then attend the meeting, you can either allow your proxy to be voted as you instructed or you may revoke your proxy and vote your shares yourself if you are the shareholder of record. If you are the beneficial owner of shares held in street name, you may revoke your proxy at the annual meeting and vote your shares yourself only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:    Can I change my vote or revoke my proxy?

A:
You may change your vote or revoke your proxy at any time prior to the vote at the annual meeting.

  If you are the shareholder of record, you may change your vote or revoke your proxy by:

    (1)
    voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m., Eastern Daylight Time on March 13, 2013; or

    (2)
    delivering a signed revocation or a subsequently dated, signed proxy card to the corporate secretary of the Company at 1106 Palms Airport Drive, Las Vegas, Nevada 89119 before the annual meeting; or

    (3)
    attending the annual meeting and voting in person at the meeting (your mere presence at the annual meeting will not, by itself, revoke your proxy).

  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee following the instructions they provided. If your shares are held in street name, and you decide to change your vote, you must allow time for your broker, bank or nominee to receive your instructions and submit revised instructions to us. If you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, you may attend the meeting and vote in person.

Q:    What are broker "non-votes"?

A:
A broker non-vote occurs when a brokerage firm or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Brokers are subject to the rules of the New York Stock Exchange (the "NYSE"). The NYSE rules direct that certain matters submitted to a vote of shareholders are "routine" items and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. For "non-routine" proposals, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as "non-votes".

  Under NYSE rules, Proposals No. 1, No. 3 and No. 4 are matters considered non-routine. This means that brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on these proposals. Additionally, your broker will no longer be able to submit a "non-vote" proxy to be counted as to attendance at the annual meeting in determining the presence of a quorum. Accordingly, for beneficial shareholders, if you do not give your broker specific instructions, your shares will not be voted on Proposals No. 1, No. 3 and No. 4. Proposal No. 2 is considered a routine matter, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting.

Q:    How many shares must be present to hold the annual meeting?

A:
The quorum requirement (the minimum number of shares that must be present) for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to vote. In order to count toward the quorum requirement, the shares may be present in person or represented by proxy. If you return your proxy marked "abstain," your proxy will be noted as present and will count for determining if a quorum is present but will not be voted.

Q:    How many votes are required to approve the proposals?

A:
Once a quorum has been established, the following votes are required for approval of the respective matters:

  With respect to the election of directors, you may vote FOR all or some of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. Directors are elected by a plurality of the votes cast by holders of shares present and entitled to vote at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. Directors receiving a greater number of votes WITHHELD than votes FOR their election are required to submit their resignation as director, which resignation may or may not be accepted, as described later in this proxy statement.

  With respect to the proposals (i) to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, (ii) to approve the SHFL entertainment, Inc. 2012 Stock Incentive Plan and (iii) to provide an advisory vote on executive compensation, you may vote FOR, AGAINST or ABSTAIN. The affirmative vote of a majority of those shares present and entitled to vote is required to approve these proposals. If you elect to ABSTAIN, the abstention has the same effect as a vote AGAINST. Broker "non-votes" will be treated as though they are not entitled to vote and will not affect the outcome of these proposals.

Q:    Who will bear the cost of soliciting votes for the annual meeting?

A:
SHFL entertainment is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company's directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities.

Q:    Where can I find the voting results of the annual meeting?

A:
The Company intends to announce preliminary voting results at the annual meeting and publish final voting results, or if final results are not available, preliminary voting results, in a current report on Form 8-K within four business days after the annual meeting. In the event that the Company publishes preliminary voting results in a Form 8-K, the Company will publish final voting results within four business days after the final results are known.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company's amended and restated bylaws provide for the Company to have no fewer than five directors serving on the Board. The number of seats on the Board is set from time to time by the Board. The Board has fixed the number of authorized seats on the Board at six.

The Company's directors are elected annually and serve until the next annual meeting or until their successors have been duly elected and qualified. David B. Lopez served as a director of the Company and as its Executive Vice President and Chief Operating Officer until his resignation, which was effective on June 1, 2012. Nominations may be made by the Board or by a committee appointed by the Board. Nominations may also be made by shareholders who satisfy the requirements set forth in the Company's amended and restated bylaws. Each nominee presented below has been recommended by the nominating subcommittee (consisting only of "Independent Directors") of the Governance Committee, which nominations have been ratified by the Board, and the individuals have consented to serve if elected. All individuals nominated have also been vetted to confirm that they can meet the strict gaming regulation requirements in order to receive a gaming license. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominated by the nominating subcommittee of the Governance Committee, or the Board may reduce the number of directors constituting the full Board.

The Nominees

The names of the nominees presented for election as directors at the annual meeting are listed below, along with information regarding when they joined the Board, their present principal occupation and recent business experience, and their directorships on other public company boards of directors.

The Board consists of a diverse group of leaders in the fields of gaming, business strategy, technology, legal and accounting. Many of the current directors have senior leadership experience at major domestic and international companies. In these positions they have also gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Many of the directors also have experience serving as executive officers or on boards of directors and board committees of other public companies and public accounting firms, and have an understanding of corporate governance practices and trends. In addition, certain directors have experience as directors or trustees of nonprofit and philanthropic institutions, which brings unique perspectives to the Board. The biographies below describe the skills, qualities, attributes and experiences of each of the nominees that led the Board to determine that it is appropriate to nominate these directors.

The nominating committee and the Board believe the skills, qualities, attributes and experiences of its directors provide the Company with the business acumen and a diverse range of perspectives necessary to engage each other and management to effectively address the evolving needs of the Company and to represent the best interests of the Company's shareholders.

The Board recommends a vote FOR electing the nominees for directors as set forth below.

Name of Director	Age	Company Position(s)	Director Since
Garry W. Saunders	61	Director, Chairman of the Board	2002
John R. Bailey	52	Director	2008
Daniel M. Wade	60	Director	2010
Eileen F. Raney	63	Director	2011
A. Randall Thoman	61	Director	2011
Michael Gavin Isaacs	48	Director and Chief Executive Officer	2011

Garry W. Saunders.    Mr. Saunders has been a member of the Board since October 2002 and currently serves as Chairman of the Board. Mr. Saunders is a founding partner and Executive Vice President of Global Gaming Asset Management, a gaming resort development and operating company since 2011. Since 2002, Mr. Saunders has been and is the Managing Director of Nevluck, LLC, a Las Vegas based development company. Mr. Saunders was the Chief Operating Officer of Melco Crown Entertainment LTD, a NASDAQ listed developer and owner of gaming and entertainment resort facilities, from December 2006 until February 2009. From May 2004 to October 2005, Mr. Saunders served as Vice President of International Operations for Las Vegas Sands, Inc. Mr. Saunders served Playboy Enterprises, Inc. as President of its gaming division from 1997 to 2001 and ITT Corporation as Executive Vice President for the gaming activities of its Sheraton and Caesars World Divisions from 1994 to 1997. Previously, Mr. Saunders served as the Executive Vice President at the Sands Atlantic City and a Manager in the Management Advisory Services group in the New York and Morristown offices of Price Waterhouse & Co. Among other qualifications, Mr. Saunders brings to the Board executive leadership experience, including his service as a Chief Operating Officer of a public gaming and entertainment resort company, along with extensive domestic and international gaming experience.

John R. Bailey.    Mr. Bailey has been a member of the Board since January 2008 and currently serves as the Chairman of the Governance Committee. Mr. Bailey is the Founder and Managing Partner of Bailey Kennedy, LLP, a law firm based in Nevada since 2001. From 1991 until 2001, Mr. Bailey was a Partner of Lionel Sawyer & Collins, a law firm based in Nevada. From 2001 until 2009, Mr. Bailey was the Chairman and a Commissioner on the Nevada State Athletic Commission. Since 1995, he has been the Vice Chairman and a member of the Moral Character and Fitness Committee of the Nevada State Bar. Mr. Bailey is currently the Chairman of the Board of Directors of the Andre Agassi College Preparatory Academy and a Director of the Public Education Foundation and the Council for a Better Nevada. Among other qualifications, Mr. Bailey brings to the Board extensive legal experience, including representation of numerous gaming companies.

Daniel M. Wade.    Mr. Wade has been a member of the Board since February 2010 and currently serves as the Chairman of the Compensation Committee. Effective July 30, 2012, Mr. Wade became the President and Chief Operating Officer of Tropicana Las Vegas Hotel and Casino, Inc. Mr. Wade has worked in the gaming industry for more than 37 years. From 2007 to 2009, Mr. Wade was the Chief Operating Officer of Elad IDB LV LLC, which is the owner/developer of the proposed The Plaza Las Vegas. Mr. Wade was a consultant for Royal Palm Property Management, Inc. from 2006 to 2007 to develop a hotel and casino called The Paramount Hotel & Condo in Las Vegas. Prior to that, Mr. Wade held various executive positions with the MGM Mirage for 16 years, most recently as the Vice Chairman of the Board of Directors from 2000 to 2006, Co-Chief Executive Officer of MGM Grand Inc. from 1999 to 2000 and Executive Vice President of MGM Grand Inc. from 1998 to1999. Among other qualifications, Mr. Wade brings to the Board executive leadership experience as a Vice Chairman of the Board of Directors and Co-Chief Executive Officer of a major public company, along with extensive gaming experience.

Eileen F. Raney.    Ms. Raney has been a member of the Board since January 2011. From 1988 to 2007, Ms. Raney held numerous positions with Deloitte & Touche USA, LLP, most recently as National Managing Principal, Research & Development and Member, Deloitte & Touche USA Executive Committee from 2003 to 2007; Member, Board of Directors and Global E-Business Leader, Human Capital from 2000 to 2003; National Global Leader, Integrated Health Group from 1996 to 2000; and Western Regional Leader and National Co-Leader, Integrated Health Group from 1988 to 1996. Ms. Raney is currently a member of the UNLV Libraries Advisory Board. Among other qualifications, Ms. Raney brings to the Board strategic consulting, leadership and governance experience in professional services.

A. Randall Thoman.    Mr. Thoman has been a member of the Board since January 2011 and currently serves as the Chairman of the Audit Committee. From 1977 to 2009, Mr. Thoman worked for Deloitte & Touche LLP (formerly known as Deloitte Haskins & Sells, and prior thereto, Haskins & Sells), in various capacities. Mr. Thoman was named a Partner of Deloitte & Touche LLP in 1991 and retired in October 2009. Mr. Thoman currently serves as a Director on the Board of Directors of Southwest Gas Corporation and also serves on the Audit and Compensation Committees of Southwest Gas Corporation. Mr. Thoman also serves on the Audit Committee of the International Association of Gaming Advisors, a nonprofit professional corporation dedicated to the study and development of gaming law. Among other qualifications, Mr. Thoman brings to the Board extensive accounting and auditing experience for large public companies, many of them in the gaming and gaming manufacturing industries.

Michael Gavin Isaacs.    Mr. Isaacs has been a member of the Board since April 2011 and has been the Company's Chief Executive Officer since April 1, 2011. From 2006 until 2011, Mr. Isaacs served as Executive Vice President and Chief Operating Officer of Bally Technologies, Inc. Prior to joining Bally Technologies, Inc., Mr. Isaacs held senior roles at Aristocrat Leisure Limited including General Manager of Global Marketing and Business Development at their corporate office in Australia; Managing Director of their European subsidiary based in London; and oversaw the Americas as President of Aristocrat Technologies, Inc., a Las Vegas-based subsidiary of Aristocrat Technologies Australia Pty Limited from 2003 until 2006. Mr. Isaacs is a Board Member of the American Gaming Association and is a Trustee and a past President of the International Association of Gaming Advisors. Among other qualifications, Mr. Isaacs brings to the Board extensive leadership experience within the gaming industry, including the international gaming technology and equipment space.

 PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP was the Company's independent registered public accounting firm for the year ended October 31, 2012 and has reported on the Company's consolidated financial statements included in the annual report that accompanies this proxy statement. The Company's independent registered public accounting firm is appointed by the Company's Audit Committee. The Audit Committee has reappointed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending October 31, 2013 and the reappointment is being presented to the Company's shareholders for ratification as a matter of good governance. The affirmative vote of a majority of those shares present and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. In the event that the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

PROPOSAL NO. 3

APPROVAL OF THE SHFL ENTERTAINMENT, INC. 2012 STOCK INCENTIVE PLAN

Background

On December 13, 2012, the Board adopted the 2012 Stock Incentive Plan (the "2012 Plan"), subject to and effective upon shareholder approval. We are asking our shareholders to approve the 2012 Plan so that we can use the 2012 Plan to achieve the Company's performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the 2012 Plan.

The 2012 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents to allow the Company to adapt its incentive compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

We strongly believe that the approval of the 2012 Plan is essential to our continued success. The Board and management believe that equity awards motivate high levels of performance, align the interests of our employees and shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. The Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company.

The 2012 Plan will serve as the successor to our 2004 Equity Incentive Plan and 2004 Equity Incentive Plan for Non-Employee Directors (the "Predecessor Plans"). Assuming shareholders approve the 2012 Plan, the 2012 Plan will be effective as of March 14, 2013 and the Predecessor Plans will terminate on that date (except with respect to awards previously granted under the Predecessor Plans that remain outstanding). As described in further detail below, the share reserve under the 2012 Plan will include six million seven hundred thousand (6,700,000) new shares and the shares available for grant or subject to outstanding awards under the Predecessor Plans. Thus, the actual increase in shares available for grant under the Company's equity incentive plans is six million seven hundred thousand (6,700,000) (given that the shares available for grant or subject to outstanding awards under the Predecessor Plans already were approved under the Predecessor Plans). If shareholders approve the 2012 Plan, the Company currently expects that it will not need to ask shareholders to approve additional shares for the 2012 Plan until at least the 2018 Annual Meeting of Shareholders, depending on business conditions.

A general description of the 2012 Plan is set forth below. This description is qualified in its entirety by the terms of the 2012 Plan, a copy of which is attached hereto as Appendix A.

Summary of the 2012 Stock Incentive Plan

Share Reserve.    The number of shares of Company common stock initially reserved for issuance under the 2012 Plan will include (a) a new number of shares reserved for issuance under the 2012 Plan of six million seven hundred thousand (6,700,000) shares; (b) the number of shares (eight hundred thirty-one thousand two hundred eighty-six (831,286) as of January 18, 2013) that have been reserved but not issued pursuant to any awards granted under the Predecessor Plans and are not subject to any awards granted thereunder as of the date the Predecessor Plans terminate; and (c) the shares subject to awards granted under the Predecessor Plans (three million six hundred seventy thousand nine hundred twenty-five (3,670,925) as of January 18, 2013) that would otherwise have returned to the Predecessor Plans as a result of the forfeiture, termination or expiration of such awards. However, the number of shares that actually are added to the 2012 Plan due to these expirations or forfeitures likely will be substantially smaller because it is unlikely that all of the outstanding Predecessor Plan awards will expire or terminate without being exercised or settled. Thus, the actual increase in shares available for grant under the Company's equity incentive plans is only six million seven hundred thousand (6,700,000) (given that the shares available for grant or subject to outstanding awards under the Predecessor Plans already were approved under the Predecessor Plans).

Share Counting.    Each share issued in connection with an award granted on or after the effective date other than stock options and stock appreciation rights will be counted against the 2012 Plan's share reserve as 1.67 shares for every one share issued in connection with such award (and shall be counted as 1.67 shares for each one share that is returned or deemed not to have been issued from the 2012 Plan). Any shares covered by an award which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Plan. Shares that have been issued under the 2012 Plan pursuant to an award shall not be returned to the 2012 Plan and shall not become available for future grant under the 2012 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation shall not be returned to the 2012 Plan and shall not become available for future issuance under the 2012 Plan. In addition, all shares covered by the portion of a stock appreciation right that is exercised shall be considered issued pursuant to the 2012 Plan.

Administration.    The 2012 Plan is administered, with respect to grants to officers, employees, directors and consultants, by the Plan administrator (the "Administrator"), defined as the Board or one (1) or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

No Repricings or Exchanges without Shareholder Approval.    The Company shall obtain shareholder approval prior to (a) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the 2012 Plan or (b) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another stock option, stock appreciation right, restricted stock or other award (unless the cancellation and exchange occurs in connection with a Corporate Transaction). Notwithstanding the foregoing, cancelling a stock option or stock appreciation right in exchange for another stock option, stock appreciation right, restricted stock or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or stock appreciation right will not be subject to shareholder approval.

Terms and Conditions of Awards.    The 2012 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, and stock appreciation rights (collectively referred to as "awards"). Stock options granted under the 2012 Plan may be either incentive stock options under the provisions of Section 422 of the Code or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the 2012 Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2012 Plan shall be designated in an award agreement.

Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2012 Plan. Under the 2012 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee. Other awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities and to charitable organizations, in all cases without payment for such transfers to the grantee. Notwithstanding the foregoing, the grantee may designate one or more beneficiaries of the grantee's award in the event of the grantee's death on a beneficiary designation form provided by the Administrator.

The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the 2012 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2012 Plan (subject to the limitations described above), to construe and interpret the terms of the 2012 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the 2012 Plan, as the Administrator deems appropriate.

The term of any award granted under the 2012 Plan will be stated in the applicable award agreement, provided that the term of an award may not exceed ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2012 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2012 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a "net exercise" procedure.

Under the 2012 Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2012 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Section 162(m) of the Code.    The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a fiscal year of the Company is one million (1,000,000) shares. In connection with the participant's commencement of service, he or she may be granted stock options and stock appreciation rights for up to a maximum of one million (1,000,000) shares. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is one million (1,000,000) shares. The foregoing limitation shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive. In addition, the foregoing limitations shall be prorated for any performance period consisting of fewer than twelve (12) months.

In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than ninety (90) days after the commencement of the services to which it relates (or, if earlier, the date after which twenty-five percent (25%) of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Code Section 162(m), a "covered employee" is the Company's chief executive officer and the three (3) other most highly compensated officers of the Company other than the chief financial officer.

The 2012 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes, depreciation and amortization, (xvi) earnings before other income/expense, taxes, depreciation, amortization, stock-based compensation and one-time nonrecurring charges, (xvii) economic value added, (xviii) market share, (xix) product development, (xx) product placements and (xxi) integration of acquisitions. The performance criteria may be applicable to the Company, any parent or subsidiary of the Company, and/or any individual business units of the Company or any parent or subsidiary of the Company.

Certain Adjustments.    Subject to any required action by the shareholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the 2012 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction and Change in Control.

Effective upon the consummation of a Corporate Transaction (as defined in the 2012 Plan), all outstanding awards under the 2012 Plan will terminate unless the awards are assumed in connection with the Corporate Transaction. Except as provided otherwise in an individual award agreement, in the event of a Corporate Transaction, for the portion of each award that is assumed or replaced, then such award (if assumed), the replacement award (if replaced), or the cash incentive program (if replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such assumed or replaced portion of the award, immediately upon termination of the grantee's continuous service if such continuous service is terminated by the successor company or the Company without "cause" (as defined in the 2012 Plan) or voluntarily by the grantee with "good reason" (as defined in the 2012 Plan) within twelve (12) months after the Corporate Transaction. In addition, except as provided otherwise in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the grantee's continuous service has not terminated prior to such date.

Except as provided otherwise in an individual award agreement, following a Change in Control (as defined in the 2012 Plan), other than a Change in Control which also is a Corporate Transaction, and upon the termination of the continuous service of a grantee if such continuous service is terminated by the Company or a related entity of the Company without "cause" or voluntarily by the grantee with "good reason" within twelve (12) months after a Change in Control, each award of such grantee which is at the time outstanding under the 2012 Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), immediately upon the termination of such continuous service.

Under the 2012 Plan, Corporate Transaction includes a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; the sale, transfer or other disposition of all or substantially all of the assets of the Company; the complete liquidation or dissolution of the Company; any reverse merger or series of related transactions culminating in a reverse merger in which the Company is the surviving entity but (i) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property or (ii) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; and an acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

Under the 2012 Plan, Change in Control includes a change in ownership or control of the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors (as defined in the 2012 Plan) who are not affiliates or associates of the offeror do not recommend such stockholders accept; and a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

Amendment, Suspension or Termination of the 2012 Plan.    The Board may at any time amend, suspend or terminate the 2012 Plan. The 2012 Plan will terminate on March 13, 2023, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the 2012 Plan in such a manner and to such a degree as required.

New Plan Benefits

Because the Administrator will make future awards at its discretion, we cannot determine the number of options and other awards that may be awarded in the future to eligible participants.

Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options.    The grant of a non-qualified stock option under the 2012 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options.    The grant of an incentive stock option under the 2012 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant's total compensation is deemed reasonable in amount.

The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights.    Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock.    A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted Stock Units.    With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

Tax Effect for the Company.    Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2012 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Required Vote

Approval of the SHFL entertainment, Inc. 2012 Stock Incentive Plan will require that the votes cast favoring approval of the SHFL entertainment, Inc. 2012 Stock Incentive Plan exceed the votes cast opposing it.

The Board recommends a vote FOR the approval of the SHFL entertainment, Inc. 2012 Stock Incentive Plan.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), which enacted Section 14A of the Securities Exchange Act of 1934, as amended, in accordance with which we are presenting Proposal No. 4, requires that the Company's shareholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named in the Summary Compensation Table (the "named executive officers"). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

The Company believes that the compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company's shareholders. This advisory shareholder vote, commonly referred to as a "Say-on-Pay" vote, gives you as a shareholder the opportunity to express your approval or disapproval of the compensation of the named executive officers that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the shareholders of SHFL entertainment, Inc. approve all of the compensation of the Company's executive officers who are named in the Summary Compensation Table of the Company's 2013 proxy statement, as such compensation is disclosed in the Company's 2013 proxy statement pursuant to disclosure rules of the SEC, which disclosure includes the proxy statement's Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board or the Company. However, the Company's Compensation Committee will take into account the outcome of the shareholder vote on this proposal at the annual meeting when considering future executive compensation arrangements.

The Company has adopted a frequency of obtaining "Say-on-Pay" votes on an annual basis. Accordingly, the next opportunity for shareholders to participate in a "Say-on-Pay" vote after our March 14, 2013 annual meeting is expected to occur in connection with our annual meeting of shareholders to be held in 2014.

The Board recommends a vote FOR approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named in this proxy statement's Summary Compensation Table.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company's common stock beneficially owned: (i) by each executive officer named in the Summary Compensation Table; (ii) by each director; and (iii) by all directors and executive officers as a group, as of January 18, 2013:

	Shares of Common Stock
Name of Beneficial Owner(1)	Owned(2)	Options Exercisable and Restricted Stock Units Vesting Within 60 Days(3)	Total Beneficially Owned(4)	Percent of Class(5)
Michael Gavin Isaacs	18,130	59,881	78,011	*
Linster W. Fox	6,457	57,132	63,589	*
Louis J. Castle, II	2,400	116,568	118,968	*
Roger Snow	25,280	51,324	76,604	*
Kathryn S. Lever	5,600	10,888	16,488	*
Garry W. Saunders	76,753	221,090	297,843	*
John R. Bailey	55,580	151,357	206,937	*
Daniel M. Wade	16,580	49,357	65,937	*
Eileen F. Raney	21,580	26,107	47,687	*
A. Randall Thoman	16,696	27,929	44,625	*

All directors and executive officers as a group (10 persons)	245,056	771,633	1,016,689	1.79%

(1)
The address of each person listed in this table is 1106 Palms Airport Drive, Las Vegas, Nevada, 89119. Each person has sole voting and investment power over their respective shares.

(2)
Includes restricted shares awarded under the Shuffle Master, Inc. 2004 Equity Incentive Plan (as Amended and Restated on January 28, 2009) (the "2004 Equity Incentive Plan") and the Shuffle Master, Inc. 2004 Equity Incentive Plan for Non-Employee Directors (the "2004 Equity Incentive Plan for Non-Employee Directors"). These restricted shares are subject to forfeiture if certain conditions, determined at the time of grant, are not satisfied.

(3)
Represents options held by the individual that are exercisable as of January 18, 2013 or within 60 days thereafter. This column also includes Restricted Stock Units ("RSUs") that vest within 60 days of January 18, 2013 as noted in footnotes 5 and 6 below. RSUs are equity awards granted by the Company and payable, subject to vesting requirements, in shares of the Company's common stock.

(4)
Represents the sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 18, 2013.

(5)
The percentage shown is based upon 56,174,235 shares of common stock issued and outstanding as of the Record Date adjusted to include shares of common stock that could be issued upon the exercise of outstanding options and restricted stock units held by that person that are currently exercisable or exercisable within 60 days of the Record Date. Shares underlying these options and restricted stock units, however, are not considered outstanding when computing the percentage ownership of any other person.

(*)
Less than 1% of the outstanding shares of the Company's common stock.

The Company's Governance Committee charter includes a statement of the Company's guidelines with respect to the Company's Chief Executive Officer's and Independent Directors' stock ownership. Under the stock ownership guidelines adopted by the Governance Committee, the Chief Executive Officer is expected to own common stock of the Company with a value equal to three times his annual base salary and Independent Directors are expected to own common stock of the Company equal to at least three times the amount of the annual cash compensation received as a member of the Board, not including cash compensation received as a Committee Member. The stock ownership guidelines state that trading in the Company's stock is discouraged and that stock holdings are to be considered long-term investments. The Governance Committee believes that increasing the Chief Executive Officer's and Independent Directors' ownership of the Company's common stock will more closely align the interests of the Chief Executive Officer and the Independent Directors with the Company's shareholders.

The following table sets forth information regarding ownership of outstanding shares of the Company's common stock by those individuals or groups who have advised the Company or the Company has obtained, as of January 18, 2013, information that they own more than five percent (5%) of such outstanding shares:

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent(1)
Eagle Asset Management, Inc.(2)	5,266,068	9.37%
880 Carillon Parkway
St. Petersburg, Florida 33716
BlackRock, Inc.(3)	4,018,140	7.15%
40 East 52nd Street
New York, New York 10022
The Vanguard Group, Inc.(4)	3,353,567	5.97%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)
The percentage shown is based upon 56,174,235 shares of common stock issued and outstanding as of the Record Date.

(2)
The amount shown and the information contained in this footnote are derived from the Schedule 13G of Eagle Asset Management, Inc. ("Eagle Asset") dated January 29, 2013, which represents holdings as of December 31, 2012 and based on information provided by Eagle Asset. Eagle Asset has the sole power to vote (or direct the voting of) and sole power to dispose of all 5,266,068 shares.

(3)
The amount shown and the information contained in this footnote are based upon an independent third party report. BlackRock, Inc. has not filed an updated Schedule 13G prior to the completion of this proxy statement, and the Company has not attempted to verify independently any of the information in the independent third party report.

(4)
The amount shown and the information contained in this footnote are based upon an independent third party report. The Vanguard Group, Inc. has not filed a Schedule 13G prior to the completion of this proxy statement, and the Company has not attempted to verify independently any of the information in the independent third party report.

EXECUTIVE OFFICERS

In addition to Michael Gavin Isaacs, whose biography was listed previously, the following persons serve as the Company's named executive officers.

Linster W. Fox, 63 years old, was named Executive Vice President and Chief Financial Officer effective August 1, 2009. On November 1, 2010, Mr. Fox was named Secretary of the Company. Prior to joining the Company, Mr. Fox served as a consultant in the position of Interim Chief Financial Officer for Vincotech GmbH in Germany for approximately five months. Prior to that, Mr. Fox served as the Chief Financial Officer of Cherokee International Corporation, a publicly held international custom power electronics manufacturer in the energy sector, from 2005 until 2009. Prior to that, Mr. Fox spent 18 years at Anacomp, Inc., a publicly held software, equipment and services company, and served in various finance and accounting roles, including Senior Vice President and Corporate Controller and the last five years as the Chief Financial Officer. Mr. Fox also served on the Board of Directors at Anacomp, Inc.

Louis J. Castle, II, 47 years old, was named Chief Strategy Officer effective October 3, 2011. Prior to becoming the Chief Strategy Officer, Mr. Castle served as a member of the Board from March 2005 until September 2011. From February 2011 until September 2011, Mr. Castle served as Vice President of Studios at Zynga Inc. From July 2009 until December 2010, Mr. Castle was the Chief Executive Officer of InstantAction, Inc., a browser-based games company. From 2003 to June 2009, Mr. Castle was Vice President of Creative Development at the Los Angeles studio of Electronic Arts, Inc., a publicly traded interactive entertainment software company. Prior thereto, Mr. Castle co-founded and for 13 years held the position of Vice President at Westwood Studios, an entertainment software company that was subsequently acquired by Electronic Arts, Inc. While at Westwood Studios, Mr. Castle served in various capacities including Vice President—Creative Development, General Manager, Chief Operating Officer and Finance Officer. Mr. Castle is currently a trustee of the Meadows School and Three Square.

Roger Snow, 45 years old, was named Executive Vice President effective November 16, 2008. On July 27, 2012, Mr. Snow was named Chief Product Officer of the Company. Mr. Snow joined the Company as the Table Games Product Manager in May 2000. He was promoted to Director of Game Development in 2005, became the Vice President of Entertainment Products in 2006, and in 2007 he was promoted to Senior Vice President of Products.

Kathryn S. Lever, 44 years old, was named Executive Vice President and General Counsel effective May 5, 2011. Prior to joining the Company, Ms. Lever served as Executive Vice President and General Counsel of Global Cash Access, Inc., a publicly traded provider of cash access products and related products to casinos and other gaming properties, since 2005. Prior to joining Global Cash Access, Ms. Lever was a Partner at the Las Vegas law firm Schreck Brignone (now Brownstein Hyatt Farber Schreck) where she practiced transactional, commercial and corporate law for some of the largest gaming operators. Before joining Schreck Brignone, Ms. Lever practiced in Canada representing high-tech and bio-tech companies in private and public equity transactions. Ms. Lever is a member of the Board of Directors of the Make-a-Wish Foundation of Southern Nevada and a Trustee and Secretary of the International Association of Gaming Advisors.

 CORPORATE GOVERNANCE

The Company's business affairs are conducted by the Company's management under the direction of, and monitored and reviewed by, the Board. In essence, the role of the Board is to oversee the Company's business affairs for the benefit of the Company's shareholders and, to the extent appropriate under governing law, other constituencies, which include the Company's employees, customers, suppliers, creditors, and state, national and community economies and societal considerations. The Board strives to ensure the success and continuity of the Company's business through the selection of a qualified management team. It is also responsible for ensuring that the Company's activities are conducted in a responsible and ethical manner.

The framework for the Company's corporate governance is provided by: (i) Minnesota corporate law, (ii) the Company's articles of incorporation and the Company's amended and restated bylaws, (iii) the charters of the Company's Board committees and (iv) the Company's code of conduct. In addition, the Company is governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which the Company or the Company's products are licensed, the Federal securities laws and the rules of the SEC, and the rules and listing requirements of the NASDAQ Global Select Market ("NASDAQ") where the Company's common stock is listed.

The Company's policies and practices reflect corporate governance practices that are intended to be compliant with the rules of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and the Dodd-Frank Act.

Each of the charters of the Company's Governance, Audit and Compensation Committees, as well as the Company's code of conduct and Compliance Committee plan, are publicly available on the Company's website at www.shfl.com, and are also available in print, at no cost, to any shareholder upon request. Shareholders can request copies by contacting the Company's Investor Relations Department at the address or number(s) listed below:

Investor Relations
SHFL entertainment, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

The Company may revise these policies from time to time and will promptly post any revisions on the Company's website.

Director Independence

The Board has analyzed the independence of each director and has determined that each of the Company's directors meets the standards of independence under the SEC rules and the NASDAQ listing standards, with the exception of Mr. Isaacs.

Each director's relationships with the Company (either directly or as a partner, shareholder or officer of an organization who has a relationship with the Company) that have been identified are reviewed annually, and only those directors who, in the opinion of the Board, have no relationships that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director and who otherwise meet the requirements of the NASDAQ listing standards are considered independent directors.

In making its determination that each non-employee director is independent, the Board and nominating subcommittee of the Governance Committee considered transactions with the director in the context of the NASDAQ objective standards, the special standards established by NASDAQ and the SEC for members of the Audit Committee and the SEC and the Internal Revenue Service ("IRS") standards for Compensation Committee members. In each case, the Board affirmatively determined that, because of the nature of a director's relationship with the Company, if any, and/or the amounts involved, if any, the relationship did not impair the director's independence. Specifically, the Board reviewed certain relationships and/or transactions in the ordinary course of business with Global Gaming Asset Management ("Global Gaming") and Tropicana Las Vegas Hotel and Casino, Inc. ("Tropicana"). Global Gaming provides management services to Bloomberry Resorts Corporation ("Bloomberry"), which owns and operates a gaming and entertainment resort facility in the Philippines. Mr. Saunders serves as the Executive Vice President of Global Gaming. Tropicana is the owner of a gaming and entertainment resort facility in Las Vegas, Nevada. Mr. Wade serves as the President and Chief Operating Officer of Tropicana.

Meetings and Committees of the Board

The following table shows the current membership of the Company's committees and the number of meetings of each committee held during fiscal 2012. The Board held 13 meetings and also took action by unanimous written consent on 5 occasions during fiscal 2012. Each member of the Board, during the period for which he or she was a member of the Board, attended at least 75% of the meetings held by the Board and the committees of which he or she is a member. The Company's independent directors meet in regularly scheduled executive sessions without non-independent directors present.

Name of Director	Independent Director	Governance(1)	Audit	Compensation	Compliance(2)
Garry W. Saunders	Yes	Yes	Yes	Yes	Yes
John R. Bailey	Yes	Yes	Yes	Yes	No
Daniel M. Wade	Yes	Yes	Yes	Yes	No
Eileen F. Raney	Yes	Yes	Yes	Yes	No
A. Randall Thoman	Yes	Yes	Yes	Yes	No
Michael Gavin Isaacs	No	No	No	No	No
Number of Meetings Held		8	6	9	6

(1)
This includes one meeting of the nominating subcommittee of the Governance Committee.

(2)
Other members of the Company's Compliance Committee are Ms. Lever, the Company's General Counsel, the Company's Senior Vice President of Research & Development and the Company's Executive Director of Compliance.

The Company's policy is that all directors, absent exigent circumstances, attend the Company's annual meetings of shareholders. All of the Company's directors were in attendance at the Company's last annual meeting, which was held on March 15, 2012.

The Board conducts its business through meetings and written actions of the board and through the activities of its committees. The following are descriptions of each of the Company's committees.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, a Governance Committee and a Compliance Committee. The nominating subcommittee is a subcommittee of the Governance Committee. The members of each committee are appointed by the Board. Each committee has adopted a written charter or plan which sets forth the committee's purpose, membership criteria, powers and responsibilities and, except for the Compliance Committee, provides for the annual evaluation of the committee's performance, which charter is intended to, and the Company believes does, comply with the NASDAQ and Sarbanes-Oxley requirements and the Dodd-Frank Act. Copies of the Governance Committee charter, Audit Committee charter, Compensation Committee charter and Compliance Committee plan are available on the Company's website at www.shfl.com in the For Investors—Corporate Governance—section and are available in print, at no cost, to any shareholder who requests a copy at the phone number or address listed above.

Board Leadership Structure

The positions of the Company's Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows the Company's Chief Executive Officer to focus on the Company's day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that this structure enhances the Board's oversight of, and independence from, management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders and the Company's overall corporate governance. The Board believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates the Company's commitment to good corporate governance.

Risk Oversight

In its oversight role, the Board annually reviews the Company's strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year.

The Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management, including the identification, assessment, management and monitoring of those risks, and risk management decisions, practices and activities of the Company. While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Governance Committee reviews risks related to legal and regulatory compliance as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. The Board is apprised by the committee chairs of significant risks and management's response to those risks through periodic reports. While the Board and its committees oversee risk management strategy, management is responsible for implementing, supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company's executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executive officers' base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are indexed to overall corporate performance with a small percentage tied to individual performance. The third component of executive officers' compensation is in the form of long-term equity awards that are important to help further align executive officers' interests with those of the Company's shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company's stock price and awards are subject to long-term vesting schedules to help ensure that executive officers have significant value tied to long-term stock price performance. The Compensation Committee has also reviewed the Company's compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Audit Committee

The Audit Committee assists the Board in its oversight of the Company's accounting, financial reporting, enterprise risk management processes and the audit of the Company's financial statements. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm for the purpose of preparing and issuing a report on the Company's consolidated financial statements and related work. The Company's independent registered public accounting firm is PricewaterhouseCoopers LLP.

The members of the Audit Committee are Messrs. A. Randall Thoman (Chairman), Garry W. Saunders, John R. Bailey, Daniel M. Wade and Ms. Eileen F. Raney. The Board has determined that (i) all of the members of the Audit Committee are independent directors within the requirements of all applicable rules and regulations of the NASDAQ and the SEC and (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including the Company's consolidated balance sheet, statement of operations and statement of cash flows. The Board also has determined that Mr. Thoman qualifies as "an Audit Committee financial expert" as defined by the applicable SEC regulations.

The Audit Committee held 6 meetings in fiscal 2012. The report of the Company's Audit Committee appears later in this proxy statement.

Compensation Committee

The Compensation Committee: (i) assists the Board in establishing the annual goals and objectives of the Chief Executive Officer; (ii) approves and recommends the compensation of the Chief Executive Officer which compensation is also approved by the Board (with the Chief Executive Officer, who is a director, abstaining); (iii) approves the annual cash bonus of the Chief Executive Officer which decision is ratified by the Board (with the Chief Executive Officer abstaining); (iv) reviews the recommendations from the Chief Executive Officer regarding the individual performance of the Company's other executive officers and approves and recommends the compensation of the other executive officers which is then approved by the Board; (v) reviews with the Chief Executive Officer the performance of the Company's other executive officers and approves their annual cash bonuses after recommendations from the Chief Executive Officer, which decision is ratified by the Board; (vi) oversees administration of the Company's equity-based compensation and other benefit plans; and (vii) recommends to the Board grants of equity compensation awards under the Company's stock plan for the Chief Executive Officer and other executive officers. When an executive officer's compensation is being decided, he or she is not present. For information regarding the Company's compensation philosophy and objectives, the role of the Company's Compensation Committee and the role of compensation consultants in the compensation review process, please see the "Compensation Discussion and Analysis" below.

The members of the Compensation Committee are Messrs. Daniel M. Wade (Chairman), Garry W. Saunders, John R. Bailey, A. Randall Thoman and Ms. Eileen F. Raney.

The Compensation Committee held 9 meetings for fiscal 2012. The report of the Company's Compensation Committee appears later in this proxy statement.

Governance Committee

The Governance Committee: (i) through the nominating subcommittee, determines the slate of director nominees for election to the Board; (ii) identifies and recommends candidates to fill vacancies occurring between annual shareholder meetings; (iii) reviews the composition of Board committees; (iv) develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees corporate governance matters generally; (v) oversees the annual evaluation of the Board and its committees; (vi) recommends to the Board the annual compensation of the independent directors; and (vii) is responsible for recommending Chief Executive Officer succession planning to the Board. Inside directors receive no compensation for being a director. The Governance Committee annually reviews the Board's composition and Company circumstances in determining Board nominees. The Governance Committee has also from time to time retained search firms to identify qualified candidates. The Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best accomplish the success of the Company's business and represent shareholder interests through the exercise of sound judgment using their diverse array of experience. While the Company does not have a formal diversity policy for Board membership, the Company looks for potential candidates who help ensure that the Board has the benefit of a wide range of attributes, including cultural, gender, ethnic and age diversity.

The Governance Committee charter states that non-management directors will have proven their ability as senior executives, whether in a business, in government service or in other institutions, should have the ability and willingness to commit the time necessary to Board and committee responsibilities, and should be independent from management. In addition, the Company's Governance Committee uses other factors such as the following to select appropriate candidates to fill vacant seats on the Board (in no particular order):

  •
  independence from other Board members;

  •
  prior experience on boards of directors;

  •
  ability to meet the stringent gaming industry licensing requirements;

  •
  specific professional background; and

  •
  knowledge of the gaming industry.

The Governance Committee considers Board nominees recommended by the Company's shareholders on the same terms as nominees selected by the Governance Committee; however, because its considerations of nominations are not publicly available, the Company's Governance Committee does not respond to shareholders making such recommendations except to acknowledge receipt of such recommendations. Any shareholder wishing to recommend a nominee should submit such recommendation to the address shown under the heading "Submission of Shareholder Proposals," set forth later in this proxy statement. The Company also recommends that any shareholder making such a recommendation review the qualifications for directors as set forth in the Company's Governance Committee charter. Any nominees to the Board must satisfy applicable requirements of Nevada and other jurisdictions' gaming laws and regulations, and the Company is unable to consider nominees who do not meet these requirements. Absent exigent circumstances, each director must own Company stock prior to joining the Board.

Under the Company's Governance Committee charter, in the event of an uncontested election in which a director receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote"), then such director shall promptly tender his or her resignation to the Governance Committee following certification of the shareholder vote. The Governance Committee is required to consider the resignation offer and recommend to the Board whether to accept it. The Board is then required to act on the Committee's recommendation within ninety (90) days and to promptly disclose its decision whether to accept the director's resignation offer (and the reason for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that the Company's press releases are typically distributed. The Board has the ability to take into account a number of other factors, such as whether the Board member's departure will cause noncompliance with NASDAQ requirements, when deciding whether to accept such a resignation. Any director who tenders his or her resignation because of a majority withheld vote shall not participate in the Governance Committee's recommendation or Board action regarding whether to accept the resignation offer.

The members of the Governance Committee are Messrs. John R. Bailey (Chairman), Garry W. Saunders, Daniel M. Wade, A. Randall Thoman and Ms. Eileen F. Raney.

The Governance Committee held 8 meetings and the nominating subcommittee of the Governance Committee held 1 meeting in fiscal 2012.

Compliance Committee

The Compliance Committee is responsible for identifying and evaluating situations involving the Company or the Company's affiliates to ensure that none will have a negative effect upon the objectives of gaming regulatory control. The Compliance Committee has at least three members appointed by the Board and at least one member must be independent and knowledgeable regarding Nevada gaming regulations. The Compliance Committee reports to the Board and advises the Board if any activities are inappropriate, after investigation. It may use any of the Company's resources and use whatever means it deems appropriate in conducting any such investigation. In addition, among other things, the Company's Executive Director of Compliance and, as appropriate, the Company's General Counsel, is responsible for determining that all transactions involving gaming devices and gaming equipment are with licensed distributors and vendors and for reporting to the Compliance Committee material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by the Company or the Company's affiliates other than for the Company's or the affiliate's benefit. Further, the Compliance Committee requires that appropriate background checks be conducted on several categories of persons, including officers, directors, lenders, vendors, customers, partners, joint venturers and lobbyists. The Compliance Committee reviews political contributions for compliance with applicable law, annually reviews the list of the Company's shareholders and requires review of foreign entities with which the Company does business.

The members of the Compliance Committee are Mr. Saunders, Ms. Lever, the Company's General Counsel, the Company's Senior Vice President of Research & Development, and the Company's Executive Director of Compliance.

The Compliance Committee held 6 meetings for fiscal 2012.

Code of Conduct.    The Company's code of conduct summarizes the compliance and ethical standards and expectations the Company has for all of the Company's officers, directors, employees, contractors and agents with respect to their conduct in connection with the Company's business. The code of conduct requires that the Company's officers, directors, employees, contractors and agents avoid conflicts of interest, comply with all laws and other regulatory requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. All employees of the Company are required to acknowledge the code of conduct on an annual basis by signing an employee statement of compliance. Waivers may be granted only by the Board and will be promptly disclosed on the Company's website or in a Form 8-K filed with the SEC. To date there have been no such waivers. Any illegal acts are to be dealt with swiftly and reported to the appropriate authorities. The code of conduct also provides for prompt internal reporting of violations of the code of conduct to appropriate employees identified in the code of conduct and prohibits any retaliation for any such reporting. The code of conduct is available on the Company's website at www.shfl.com in the For Investors—Corporate Governance—section and is available in print, at no cost, to any shareholder who requests a copy at the phone number or address listed above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided below. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Daniel M. Wade (Chairman)
Garry W. Saunders
John R. Bailey
Eileen F. Raney
A. Randall Thoman

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Securities Exchange Act"), except to the extent the Company specifically incorporates this report by reference therein.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company's goal for its executive compensation program is to utilize a pay-for-performance compensation program that is directly related to achievement of the Company's financial and strategic objectives. The primary elements of the program, which are discussed in greater detail below, include base salary, annual cash bonus incentives based on performance and long-term equity incentives in the form of stock-based compensation. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company's success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of shareholders through stock-based awards.

The Company strives to design a compensation program for named executive officers to promote achievement of strong operational performance. In fiscal 2012, revenue increased 14% year-over-year to a record $259.0 million. Gross margin increased 110 basis points year-over-year to 64% driven by the strong growth in lease and royalty revenue as well as sales revenue. Net income also grew to a record $38.6 million compared to $31.6 million in fiscal 2011. The strong earnings and operational performance helped the Company to pay off its remaining revolving line of credit balance in the fourth quarter, and its cash and cash equivalents totaled $24.2 million as of October 31, 2012.

In fiscal 2012, the Company substantially maintained its executive compensation practices with regard to the elements of its compensation program. Annual merit increases were made to base salaries and increases were made to target bonus percentages effective February 25, 2012 as disclosed in the Company's Quarterly Reporting on Form 10-Q for the quarter ended April 30, 2012. The merit increases and increases to target bonus percentages were made after reviewing data from publicly traded gaming manufacturers, similarly sized technology companies and proxy data from publicly traded companies in related technology and gaming industries, which data was provided by Exequity LLP ("Exequity"). The Compensation Committee also obtained the assistance of Radford, An Aon Hewitt Company ("Radford"), to review the 2012 Stock Incentive Plan contained in Proposal No. 3 above for consistency with institutional investment preferences and to conduct a compensation and equity granting strategy review, which the Company used to determine the amount of equity grants in December 2012 disclosed below.

The Compensation Committee expects to obtain the assistance of independent consultants as deemed appropriate and expects to continue to consider the views of the Company's stockholders in connection with the Company's executive compensation programs. The Compensation Committee also plans to continue to make modifications to its executive compensation programs based upon evolving best practices, market compensation information and changing regulatory requirements.

Overview of Executive Compensation

Role of Compensation Committee

The primary responsibilities of the Compensation Committee are to: (i) assist the Board in establishing the annual goals and objectives of the Chief Executive Officer; (ii) administer executive compensation programs; (iii) evaluate performance of the Chief Executive Officer and the other executive officers; (iv) oversee, set and approve compensation for the Chief Executive Officer and the Company's other executive officers; (v) oversee administration of the Company's equity-based compensation and other benefit plans; and (vi) recommend to the Board grants of equity compensation awards under the Company's stock plan. The Chief Executive Officer, after reviewing the annual performance of all executive officers, discusses with the Compensation Committee his evaluations of each executive's individual performance vs. performance objectives and makes recommendations regarding each executive's base salary increases, annual cash bonus and amount of long-term equity awards. Except as stated above as to the Company's Chief Executive Officer, the Company's executive officers do not play a role in the compensation process.

Role of Independent Compensation Consultants

The Compensation Committee has periodically engaged the services of an independent compensation consulting firm to advise it in connection with executive compensation determinations. The Chairman of the Compensation Committee defines the scope of any compensation consultant's engagement. The responsibilities may include, among other things, advising on issues of executive compensation, employment agreements, equity compensation structure or reviewing the adequacy of equity compensation plans. The Governance Committee has also periodically engaged the services of an independent compensation consulting firm to advise it in connection with director compensation determinations. The Chairman of the Governance Committee defines the scope of any compensation consultant's engagement. The responsibilities may include, among other things, advising on issues of director compensation or equity compensation structure.

In the first six months of fiscal 2012, the Compensation Committee retained the services of Exequity to provide market data on base salaries, target percentages for annual cash bonuses and long-term equity incentives for the Company's named executive officers. In September 2012, the Compensation Committee retained the services of Radford to review the 2012 Stock Incentive Plan contained in Proposal No. 3 above for consistency with institutional investment preferences and conduct a compensation and equity granting strategy review for the Company. The Compensation Committee has assessed the independence of its compensation consultants pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultants from serving as independent consultants to the Compensation Committee.

Role of Peer Companies and Benchmarking

With the assistance of Radford, the Compensation Committee identified a group of primary peer companies to use for compensation comparison purposes for the December 2012 long-term equity incentives disclosed below and to guide future direct compensation and equity granting strategies. In determining the primary peer group, the Compensation Committee selected companies with an industry focus in gaming, entertainment and games, as well as internet content providers. Additional relative size criteria in revenue and market capitalization were also factors considered in the selection. The primary peer group selected for benchmarking purposes is as follows:

Ancestry.com Inc.	Glu Mobile Inc.	Shutterfly, Inc.
Bally Technologies, Inc.	International Game Technology	Scientific Games Corporation
Churchill Downs Incorporated	Majesco Entertainment Co.	Take-Two Interactive Software, Inc.
Gaming Partners International Corporation	Pinnacle Entertainment, Inc.	WMS Industries Inc.
Global Cash Access, Inc.	RealNetworks, Inc.

The Compensation Committee reviewed both compensation and performance at peer companies in its decision-making process in order to determine total compensation levels that would be commensurate with the Company's performance.

Components of Compensation and Objectives

Base Salaries.    The purpose of the Company's base salaries for named executive officers is to attract and retain employees with a stable source of income and financial security. Base salaries are determined and based on the skills, competencies, experience and individual performance of each named executive officer. The Compensation Committee considers different factors in determining each named executive officer's base salary, including, but not limited to, the named executive officer's employment agreement, his or her performance and responsibilities, his or her leadership skills and years of experience, and competitive salaries within the marketplace for similar positions. The Compensation Committee utilizes published information regarding the compensation of officers at companies similar to the Company and takes into account variables such as geography, job comparability, the size of each corporation and its industry and the named executive officer's total compensation package. The Compensation Committee annually reviews and approves each named executive officer's compensation package and has from time to time engaged outside consultants to review executive compensation. In fiscal 2012, the Compensation Committee reviewed an analysis of published compensation information of peer companies provided by Exequity. Based on this information changes to base salaries in fiscal 2012 were made effective on February 25, 2012. The Compensation Committee also reviewed an analysis of published compensation information of peer companies provided by Radford and determined salary adjustments for fiscal 2013 based on this information. Fiscal 2013 base salaries were effective on January 12, 2013. For Messrs. Isaacs and Fox the fiscal 2013 base salaries were increased pursuant to extensions of their employment agreements and for Mr. Snow, his fiscal 2013 base salary was increased pursuant to a new employment agreement. Each named executive officer's base salary was reviewed against information from the compensation consultant and adjusted as needed to be competitive based on the specific position and skills of the executive.

Name	Base Salary (prior to increases on February 25, 2012)	2012 Base Salary (effective February 25, 2012)	2013 Base Salary (effective January 12, 2013)
Michael Gavin Isaacs	500,000	525,000	650,000
Linster W. Fox	300,000	330,000	369,400
Louis J. Castle, II	300,000	300,000	309,000
Roger Snow(1)	249,100	257,000	300,000
Kathryn S. Lever	260,000	285,000	294,000

(1)
Mr. Snow was named the Company's Chief Product Officer on July 27, 2012.

Mr. Isaacs' base salary in fiscal 2012 of $525,000 was increased to $650,000 or 24% for fiscal 2013, as a result of the Compensation Committee's review of the executive compensation study conducted by Radford, which increase took into consideration adjusting Mr. Isaacs base salary to be at least the median base salary of peer companies and compensating Mr. Isaacs for his unique qualifications in the industry. Mr. Fox's base salary in fiscal 2012 of $330,000 was increased to $369,400 or 12% for fiscal 2013 to be at least the median base salary of peer companies. Mr. Snow, as a result of his promotion to Chief Product Officer, received a base salary increase of 17%, taking his base salary from $257,000 in fiscal 2012 to $300,000 in 2013. Mr. Castle and Ms. Lever also received base salary increases of 3%, which were consistent with an annual cost of living adjustment.

Annual Cash Bonus.    The purpose of the Company's annual cash bonus program for named executive officers is to compensate the Company's named executive officers for meeting and exceeding expected performance levels. Annual cash bonuses are designed to motivate and reward employees for making a positive impact on the Company's financial results and achievement of individual performance objectives. Annual cash bonus amounts vary according to the Company's realization of targeted financial results and individual achievement of performance objectives. On an annual basis, the Compensation Committee sets annual performance standards for the Chief Executive Officer and reviews the annual performance standards which the Chief Executive Officer recommends for the other named executive officers. The performance standards may differ from year to year depending on the Company's financial and strategic objectives and may differ among named executive officers. For example, performance standards may be based on budgeted financial results, specifically identified strategic initiatives important to future success of the Company, as well as individual performance and divisional operational performance. The Compensation Committee, with input when appropriate from the Company's Chief Executive Officer, is responsible for approving annual cash bonuses, which are then ratified by the Board. Annual cash bonuses are calculated as a percentage of each named executive officer's base salary.

Consistent with the description of the Company's named executive officers' compensation programs above, annual cash bonuses were paid to executive officers for fiscal 2012. Each named executive officer will again be eligible to receive an annual cash bonus for fiscal 2013, which annual cash bonuses will be determined on substantially similar criteria as the fiscal 2012 annual cash bonuses. For fiscal 2012, target bonus percentages for all named executive officers were reviewed by the Compensation Committee with the assistance of Exequity. Short-term incentives were compared to published proxy data and executive compensation surveys that were utilized for the base salary reviews. As a result, for fiscal 2012, the target bonus percentages were increased for the Chief Executive Officer from 50% to 100% and for the other named executive officers from 50% to 60% to remain in line with the Company's peer group.

At the beginning of fiscal 2012, the Compensation Committee set specific goals for Company performance and individual performance for annual cash bonus purposes consisting of a quantitative component based on the Company's performance as measured against financial goals and a qualitative component based on subjective evaluations of the named executive officer's achievement of strategic and operational goals. For Company performance, the specific goals are measured in terms of the Company's performance using budgeted consolidated earnings before other expense (income), provision for income taxes, depreciation and amortization and share based compensation ("Consolidated Adjusted EBITDA"). Attainment of the Company's performance goals was eighty percent (80%) of each named executive officer's annual cash bonus (the "Company Bonus"). For each named executive officer, individual goals are measured in terms of their strategic objectives and operational goals. The individual performance portion of the annual cash bonus was twenty percent (20%) of each named executive officer's annual cash bonus (the "Individual Bonus").

For fiscal 2012, the Consolidated Adjusted EBITDA performance target was $87.5 million (the "EBITDA Target"). In order to receive an annual cash bonus, the Company must have achieved at least eighty percent (80%) of the Consolidated Adjusted EBITDA performance target (the "Bonus Threshold"). If the Company failed to achieve the Bonus Threshold, no annual cash bonus would be paid to any named executive officer, including that portion of the annual cash bonus attributed to the named executive officer's individual performance goals.

Achieving the Bonus Threshold would entitle the named executive officer to receive a portion of the Company Bonus computed as follows:

Percentage of EBITDA Target Attainment	Percentage of Company Bonus	Percentage of EBITDA Target Attainment	Percentage of Company Bonus
80%	40% of 80%	91%	82% of 80%
81%	45% of 80%	92%	84% of 80%
82%	50% of 80%	93%	86% of 80%
83%	55% of 80%	94%	88% of 80%
84%	60% of 80%	95%	90% of 80%
85%	64% of 80%	96%	92% of 80%
86%	68% of 80%	97%	94% of 80%
87%	71% of 80%	98%	96% of 80%
88%	74% of 80%	99%	98% of 80%
89%	77% of 80%	100%	100% of 80%
90%	80% of 80%	101% - 120%	101% - 120% of 80% (maximum)

The Company had budgeted for Consolidated Adjusted EBITDA to be $87.5 million. Actual Consolidated Adjusted EBITDA was computed at $87.0, or approximately 100% of the budget. Budgeted Consolidated Adjusted EBITDA is confidential until the end of the applicable year. The following reconciles Consolidated Adjusted EBITDA for budget and actual to U.S. generally accepted accounting principles measures:

	Budget	Actual
	(In thousands)
Net income	$38,668	$38,606
Other expense(1)	4,076	1,059
Share-based compensation	3,729	4,170
Income tax provision	17,372	15,854
Depreciation and amortization	23,623	25,204
Ongame acquisition related expenses	—	2,152

Consolidated Adjusted EBITDA	$87,468	$87,045

(1)
Other expense includes interest income, interest expenses and impact of foreign currency fluctuation.

Based upon the approximate 100% attainment and the Bonus matrix, bonuses were paid at the pre-authorized range at 100% for the Company-performance portion of the bonus.

The individual goals for the Chief Executive Officer were established by the Compensation Committee in consultation with the Chief Executive Officer at the beginning of the fiscal year, which included:

  i.
  execution of the three year strategic plan and associated succession plan with particular focus on the executive team;

  ii.
  establishment of the Company's growth plan which included the formation of the iGaming business, enhancement of the market positions in the Utility, Proprietary Table Games ("PTG") and Electronic Gaming Machine ("EGM") segments, and improvement of the Electronic Table Systems ("ETS") segment;

  iii.
  evaluation of accretive opportunities to acquire or create intellectual property that aligns to the mission and vision of the Company; and

  iv.
  communication of the strategic plan, continuous improvement plans and achievement of corporate objectives to the investor community.

At the end of the fiscal year, the Compensation Committee reviewed Mr. Isaacs' goals and determined that he achieved 100% of his individual goals, and the Compensation Committee approved Mr. Isaacs' Individual Bonus at the 100% level. The individual goals for the other named executive officers are established by the Chief Executive Officer in consultation with each named executive officer at the beginning of the fiscal year. Mr. Fox's individual goals for fiscal 2012 included:

  i.
  advise on the financial viability and strategic business metrics pertaining to all major investments and potential growth opportunities, overseeing financial analyses, due diligence, contract review and post-transaction integration;

  ii.
  maximize accounting and finance resources to accelerate public filing timelines and provide internal status reports;

  iii.
  mitigate the Company's risks through the effective execution of the enterprise-wide risk plan; and

  iv.
  lead the Company's efforts to continually improve effectiveness and maximize return on investments.

Mr. Castle's individual goals for fiscal 2012 included:

  i.
  lead the Company's efforts in business development, new business ventures and forming key strategic partnerships;

  ii.
  develop and execute the Company's iGaming strategic business plan;

  iii.
  commercialize research and development initiatives across all product segments and establish a common platform to support multiple games; and

  iv.
  maximize global R&D resources to enhance effectiveness and shorten development timelines.

Mr. Snow's individual goals for fiscal 2012 included:

  i.
  protect and enhance the Company's market position in the Utility, PTG and EGM segments with an emphasis on leasing PTG products;

  ii.
  develop and execute a global product strategy for the ETS segment which leverages the Company's intellectual property and R&D resources;

  iii.
  oversee key field trials of new, high-potential games and systems; and

  iv.
  lead the Company's internal game development program and establish structured training and apprenticeships.

Ms. Lever's individual goals for fiscal 2012 included:

  i.
  provide legal counsel on all major business initiatives aligned with the Company's attainment of its strategic goals;

  ii.
  continue to integrate the corporate and global legal functions, maximizing and strengthening the global team;

  iii.
  develop an online licensing strategy and roadmap; and

  iv.
  lead the efforts to effectively and efficiently protect the Company's global intellectual property.

At the end of the fiscal year, Mr. Isaacs reviewed each named executive officer's performance in connection with such named executive officer's individual goals and recommended a percentage of attainment based on their respective performance to determine the total amount, if any, of the Individual Bonus the named executive officer would be entitled to receive. The Compensation Committee considered Mr. Isaacs's recommendations and approved the Individual Bonuses at the 100% level for each named executive officer. All compensation decisions were approved by the Board, with Mr. Isaacs abstaining with respect to determinations of his compensation.

The table below shows the actual percentage of each named executive officer's base salary that each executive officer received for fiscal 2012 based on the Company's achievement of the Company performance target and each named executive officer's individual performance target.

Name	Target Bonus (as a % of current Base Salary)	Company Bonus Attainment (80% Weighting)	Individual Bonus Attainment (20% Weighting)	FY12 Actual Bonus (as a % of current Base Salary)
Michael Gavin Isaacs	100%	100%	100%	100%
Linster W. Fox	60%	100%	100%	60%
Louis J. Castle, II	60%	100%	100%	60%
Roger Snow	60%	100%	100%	60%
Kathryn S. Lever	60%	100%	100%	60%

In addition to annual cash bonuses, the Compensation Committee may award spot bonuses to named executive officers for achievement of strategic objectives such as acquisitions, dispositions or joint ventures.

Long-Term Equity Incentives.    The purpose of the Company's long-term equity incentive program is to create a direct incentive for named executive officers to increase shareholder value by aligning named executive officers' long-term financial interests with those of the Company's shareholders. The Compensation Committee may recommend to the Board, and the Board has the authority to grant, stock options, stock appreciation rights, RSUs and restricted stock, or any combination thereof, as long-term equity incentives for named executive officers and other key employees.

The use of equity compensation supports the objectives of encouraging stock ownership and aligning the interests of the Chief Executive Officer and the other named executive officers with those of the Company's shareholders, as they share in both the positive and negative stock price returns experienced by the Company's shareholders. The Compensation Committee believes that granting long-term equity to the Company's named executive officers is a way to foster a long-term focus on the Company's financial results and a way to link the Company's named executive officer's returns to those of the Company's shareholders. Additionally, long-term equity is a means to attract and retain executive officers. The Company awards long-term equity incentives annually to the Chief Executive Officer and the other named executive officers. Long-term equity incentive grants are awarded in the first quarter of each year after the end of the fiscal year.

For purposes of granting long-term incentive awards to the named executive officers, Radford's compensation review and recommendation was utilized. Radford's compensation review included all components of named executive officers' compensation. The long-term equity incentive recommendation was based on a study of published information of the Company's peer group. As a result, fiscal 2012 long-term equity incentive awards were increased over prior year grants to be consistent with the median of the Company's peer group. The Chief Executive Officer's long-term equity incentive award was based on the Radford study and recommendation to the Compensation Committee. A long-term equity incentive category of awards based on the named executive officers' position in the Company, as a group, was established for the named executive officers other than the Chief Executive Officer and resulted in an identical award for each.

For fiscal 2012, the Compensation Committee granted to each named executive officer stock options and RSUs and authorized the implementation of a performance equity program. As a result, in December 2012, stock options and RSUs were granted to the named executive officers as follows: Mr. Isaacs, options to purchase 111,254 shares and 36,037 RSUs; Mr. Fox, options to purchase 35,000 shares and 10,500 RSUs; Mr. Castle, options to purchase 35,000 shares and 10,500 RSUs; Mr. Snow, options to purchase 35,000 shares and 10,500 RSUs and Ms. Lever, options to purchase 35,000 shares and 10,500 RSUs. In addition, the Compensation Committee authorized the implementation of a Relative Total Shareholder Return performance equity program under which the amount of stock ultimately earned will be based on the degree to which the Company's stock outperforms a group of comparator companies. The Compensation Committee believes this new program will be a further step in the Company's goal of alignment of executive compensation with shareholder interests.

Each year, the Compensation Committee decides the appropriate types and mix of equity awards. For fiscal 2012, the Compensation Committee decided to utilize a mix of RSUs, performance shares and stock options for the named executive officers. These three equity awards reward shareholder value creation in slightly different ways. Stock options (which have exercise prices not less than the fair market value of the Company's common stock on the date of grant) reward executive officers only if the stock price increases. RSUs and performance shares are impacted by all stock price changes. This offers management clear incentives to increase stock price performance by tying compensation more closely to changes in shareholder value and the outperformance of our stock to a group of comparator companies. The fiscal 2012 grants of stock options and RSUs vest ratably over four years and are subject to certain accelerated vesting triggering events. The terms of the performance shares, including the vesting events, will be finalized upon the implementation of the performance equity program. The exercise price for the grants of stock options was the closing price of the Company's common stock on the date of the grant.

Equity Incentive Grants Policy

Effective as of August 1, 2006, the Compensation Committee approved an Equity Incentive Grants Policy governing the issuance of the Company's equity. Under the Equity Incentive Grants Policy, the equity incentives are granted solely at the discretion of the Board, and only at regularly or pre-scheduled meetings (which pre-scheduled meetings must have at least 14 days' notice), except under special circumstances. Equity incentives cannot be granted by written consent in lieu of meetings.

For employee grants, the Chief Executive Officer and the foreign subsidiary heads, in consultation with the Chief Executive Officer, provide the Compensation Committee with recommendations of proposed equity incentive awards. The Compensation Committee reviews the proposed equity incentive awards and determines whether to recommend them to the Board for approval. The Board, prior to granting any equity incentive awards, has complete discretion to make changes to the proposed awards. The Board makes the final decision and grants the equity.

The Chairman of the Governance Committee presents proposed equity incentive awards for non-employee director grants to the Governance Committee. The Governance Committee reviews the proposed equity incentive awards and determines whether to recommend them to the Board for approval.

Once the Board has reviewed and discussed the proposed equity incentives awards, it will approve or disapprove them, as a group or individually, at its discretion.

Executive Benefits.    In addition to base salary, annual cash bonuses and long-term equity incentives, the Company offers some of its named executive officers executive physician services.

Determining Compensation.    Compensation decisions are made on an individual basis using factors such as the performance of the Company, the performance of each named executive officer during the year against established goals, and his or her leadership qualities, business and operational responsibilities, current compensation arrangement and long-term potential to enhance shareholder value.

Tax and Accounting Considerations.    Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1.0 million paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. As one of the factors in its consideration of compensation matters, the Compensation Committee is aware of the anticipated tax treatment for the Company and for the executive officers of various payments and benefits, including the effect of Section 162(m). The Compensation Committee retains discretion, however, to implement executive compensation programs that may not be deductible under Section 162(m) if the Compensation Committee believes the programs are nevertheless appropriate to help achieve the Company's primary objective of ensuring that compensation paid to the Company's executive officers is reasonable, performance-based and consistent with the goals of the Company and its shareholders.

2012 Say-on-Pay Advisory Vote.    The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a "Say-on-Pay" proposal). At the Company's last annual meeting of shareholders held on March 15, 2012, a substantial majority of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders' support of the Company's approach to executive compensation, and it did not change its approach in fiscal 2012. The Compensation Committee will continue to consider the outcome of the Company's Say-on-Pay votes when making future compensation decisions for the named executive officers.

SUMMARY COMPENSATION TABLE—FISCAL 2012, 2011 AND 2010

The following table presents information regarding compensation of each of the Company's named executive officers for services rendered during fiscal 2012, 2011 and 2010.

Name and Principal Position	Fiscal Year	Salary $	Spot Bonuses $(1)	Stock Awards $(2)	Option Awards $(2)	Non-Equity Incentive Plan Compensation $(1)	All Other Compensation $(3)	Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael Gavin Isaacs	2012	516,346	—	187,727	174,265	525,000	10,516	1,413,854
Chief Executive Officer	2011	280,769	—	76,200	68,933	256,000	7,271	689,173
David B. Lopez(4)	2012	219,423	—	(2,720)	(26,728)	—	5,728	195,703
Former Executive Vice	2011	377,692	62,500	70,941	137,142	179,200	9,038	836,513
President and Chief Operating	2010	260,000	—	110,742	141,102	175,000	8,067	694,911
Officer
Linster W. Fox	2012	319,615	—	69,208	127,632	198,000	9,129	723,584
Executive Vice President,	2011	300,000	—	33,038	91,943	153,600	19,645	598,226
Chief Financial Officer and	2010	300,000	—	—	58,284	150,000	11,055	519,339
Secretary
Louis J. Castle, II	2012	300,000	—	64,398	64,375	180,000	1,955	610,728
Chief Strategy Officer	2011	17,308	66,042	—	40,321	—	60,868	184,539
Roger Snow(5)	2012	254,265	—	260,674	125,551	154,200	1,964	796,654
Executive Vice President and	2011	249,100	—	291,455	96,574	127,539	6,049	770,717
Chief Product Officer	2010	243,920	—	211,805	59,990	124,550	3,796	644,061
Kathryn S. Lever	2012	276,346	—	57,872	57,565	171,000	7,893	570,676
Executive Vice President and	2011	122,000	—	15,161	15,033	67,080	3,391	222,665
General Counsel

(1)
Amounts in column (d) represent spot bonuses. Amounts in column (g) represent performance bonuses that the Company typically bases on fiscal year performance and pays to the named executive officer in the first quarter. Fiscal year 2012 performance bonuses were awarded at the rate of approximately 100% of the applicable target bonus amount and were paid in December 2012. Fiscal year 2011 performance bonuses were awarded at the rate of approximately 103% of the applicable target bonus amount. Fiscal year 2010 performance bonuses were awarded at the rate of approximately 100% of the applicable target bonus amount. Additionally, during fiscal 2011, Mr. Lopez received a $62,500 spot bonus for performance of additional duties as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011. As part of becoming the Company's Chief Strategy Officer on October 3, 2011, Mr. Castle received $66,042.

(2)
The amounts reported in columns (e) and (f) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2012, 2011 and 2010 (disregarding any estimate of forfeitures related to service-based vesting conditions). These amounts do not reflect amounts paid to or realized by the named executive officer for fiscal 2012, 2011 and 2010. For information on the method and assumptions used to calculate the compensation costs, see Note 7 to the Company's audited consolidated financial statements, included as part of the Company's annual report for fiscal 2012 filed on December 21, 2012 with the SEC on Form 10-K, which is incorporated herein by reference. For information about the stock awards and option awards granted to the Company's named executive officers for fiscal 2012, please see the discussion under "Grants of Plan-Based Awards" below. The negative amounts reported for fiscal 2012 for Mr. Lopez reflect the cancellation of unvested stock options and stock awards as of the date of his resignation.

(3)
The amounts reported for fiscal 2012 in column (h) are detailed in the table below.

(4)
Mr. Lopez served as the Company's Interim Chief Executive Officer from November 1, 2010 until April 1, 2011. Effective with Mr. Lopez's appointment to Chief Operating Officer on June 21, 2010, his base salary was increased to $350,000. $27,692 of compensation related to Mr. Lopez's promotion to Chief Operating Officer in fiscal 2010 was paid in fiscal 2011. Mr. Lopez resigned from the Company effective June 1, 2012.

(5)
Mr. Snow was named the Company's Chief Product Officer on July 27, 2012.

Name	401 (k) Plan Profit Sharing Contribution ($)	Term Life Insurance and AD&D Premiums ($)	Perquisites and Other Personal Benefits ($)(1)	Total All Other Compensation ($)
Michael Gavin Isaacs	7,500	766	3,000	10,516
David B. Lopez(2)	5,009	719	—	5,728
Linster W. Fox	7,500	1,211	3,000	9,129
Louis J. Castle, II	7,500	1,245	—	1,995
Roger Snow(3)	719	1,245	—	1,964
Kathryn S. Lever	7,500	1,143	—	7,893

(1)
Perquisites and other personal benefits represent executive physician premiums.

(2)
Mr. Lopez resigned from the Company effective June 1, 2012.

(3)
Mr. Snow was named the Company's Chief Product Officer on July 27, 2012.

GRANTS OF PLAN-BASED AWARDS—FISCAL 2012

The following table presents information regarding annual incentive bonus awards and equity incentive awards granted to the named executive officers for fiscal 2012.

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael Gavin Isaacs	N/A	—	525,000	609,000	—	—	—	—
	12/16/12	—	—	—	—	111,254	13.07	723,908
	12/16/12	—	—	—	36,037	—	—	471,004
Linster W. Fox	N/A	—	198,000	229,680	—	—	—	—
	12/13/12	—	—	—	—	35,000	13.14	229,121
	12/13/12	—	—	—	10,500	—	—	137,970
Louis J. Castle, II(3)	N/A	—	180,000	208,800	—	—	—
	12/13/12	—	—	—	—	35,000	13.14	229,121
	12/13/12	—	—	—	10,500	—	—	137,970
	12/13/12	—	—	—	17,124	—	—	225,009
Roger Snow(4)	N/A	—	154,200	178,872	—	—	—	—
	12/13/12	—	—	—	—	35,000	13.14	229,121
	12/13/12	—	—	—	10,500	—	—	137,970
	12/13/12	—	—	—	20,341	—	—	267,281
Kathryn S. Lever	N/A	—	171,000	198,360	—	—	—	—
	12/13/12	—	—	—	—	35,000	13.14	229,121
	12/13/12	—	—	—	10,500	—	—	137,970

(1)
These entries report the target and maximum amounts for each named executive officer's fiscal 2012 non-equity annual incentive award as described in the "Compensation Discussion and Analysis" above. There are no threshold amounts for these awards. Actual amounts earned for fiscal 2012 are included in the Summary Compensation Table above.

(2)
The amounts reported in column (i) of the table above reflect the fair value of these awards on the grant date as determined under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation—Stock Compensation. These amounts do not reflect amounts paid to or realized by the named executive officer for fiscal 2012. Actual amounts earned for fiscal 2012 are included in the Summary Compensation Table above. For information on the method and assumptions used to calculate the compensation costs, see Note 7 to the Company's audited consolidated financial statements, included as part of the Company's annual report for fiscal 2012 filed on December 21, 2012 with the SEC on Form 10-K, which is incorporated herein by reference.

(3)
Mr. Castle received an additional grant of equity based on the achievement of certain fiscal 2012 bonus objectives established by the Chief Executive Officer at the beginning of the fiscal year.

(4)
Mr. Snow became the Company's Chief Product Officer on July 27, 2012. Mr. Snow received an additional grant of equity based on the gross revenue of certain table games for fiscal 2012 equaling or exceeding a certain revenue threshold. This special equity grant is described below in the discussion of Mr. Snow's employment agreement.

Employment Agreements

Except for Mr. Snow, each of the named executive officers was hired pursuant to an employment agreement that establishes each named executive officer's initial salary and other terms and conditions of employment. Each employment agreement was the result of negotiation between the Company and the named executive officer. The Company entered into an employment agreement with Mr. Snow in 2007 when he was promoted to the position of Senior Vice President of Products. On an annual basis, the Compensation Committee reviews and may modify each named executive officer's base salary. The following is a brief description of each named executive officer's contractual provisions with respect to annual base salary, annual cash bonuses and certain equity incentive grants.

Michael Gavin Isaacs.    On March 16, 2011, the Company entered into an employment agreement with Michael Gavin Isaacs to serve as the Company's Chief Executive Officer beginning April 1, 2011. The initial term of Mr. Isaacs' employment was from April 1, 2011 through April 1, 2014. On December 14, 2012, the Company entered into a First Amendment to Mr. Isaacs' employment agreement, which amendment extended the term of Mr. Isaacs' employment an additional two years to April 1, 2016, although the Company may terminate his employment at any time for any reason or for no reason, and increased Mr. Isaacs' annual base salary to $650,000, effective January 12, 2013. Pursuant to the employment agreement, Mr. Isaacs is entitled to participate in any bonus programs for the Company's executive officers as well as any individual performance bonus program authorized by the Board. Effective for fiscal 2013, Mr. Isaacs is eligible for an annual cash bonus with a target bonus of 100% of his fiscal 2013 annual base salary. The employment agreement also provided that, no later than the first Board meeting after April 1, 2011, the Board shall appoint Mr. Isaacs as a member of the Board.

Under the employment agreement, Mr. Isaacs was awarded options to purchase 100,402 shares of common stock (with an exercise price of $9.50 per share) and was awarded 52,632 RSUs. The options and the RSUs each vest ratably over a four-year period and the options expire ten years after grant.

Linster W. Fox.    Effective August 1, 2009, the Company entered into an employment agreement with Mr. Fox, which employment agreement was extended on October 31, 2012 through January 31, 2013, although the Company can terminate his employment earlier. Effective January 25, 2013, the Company entered into a Third Amendment to Mr. Fox's employment agreement, which amendment extended the term of his employment an additional three years to January 31, 2016 and increased Mr. Fox's annual base salary to $369,400, effective January 12, 2013. Mr. Fox is the Company's Executive Vice President and Chief Financial Officer and on November 1, 2010, Mr. Fox was named Secretary of the Company. Pursuant to his employment agreement, Mr. Fox is eligible to receive an annual cash bonus for fiscal 2010 and any subsequent year thereafter. For fiscal 2010, and pursuant to the terms of his employment agreement, Mr. Fox was guaranteed and received a minimum bonus of $40,000 on August 1, 2010. The minimum bonus was a non-refundable advance and was credited against Mr. Fox's annual cash bonus in the amount of $150,000 for fiscal 2010. Effective for fiscal 2013, Mr. Fox is eligible for an annual cash bonus with a target bonus of 60% of his fiscal 2013 annual base salary. Additionally, pursuant to Mr. Fox's employment agreement, he received 60,000 options to purchase the Company's common stock (the "Options") on August 10, 2009. The Options were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules. The Options shall vest 25% on each 12-month anniversary date of the grant date, commencing on the first 12-month anniversary date of the grant date and continuing for three years thereafter. The exercise price of the Options is the Company's closing stock price on the date of the grant, which was $7.12. All vesting of the Options shall be subject to Mr. Fox being employed with the Company on each scheduled vesting date.

Louis J. Castle, II.    On September 30, 2011, the Company entered into an employment agreement with Louis J. Castle, II to serve as the Company's Chief Strategy Officer beginning October 3, 2011. The employment agreement provides for a term of Mr. Castle's employment from October 3, 2011 through October 3, 2014, although the Company may terminate his employment at any time for any reason or for no reason. For fiscal 2013, Mr. Castle's annual base salary is $309,000. Pursuant to the employment agreement, Mr. Castle is entitled to participate in any bonus programs for the Company's executive officers and/or any individual performance bonus program authorized by the Company's Board. Effective for fiscal 2013, Mr. Castle is eligible for an annual cash bonus with a target bonus of 60% of his fiscal 2013 annual base salary.

Under the employment agreement, Mr. Castle was awarded options to purchase 28,044 shares of common stock (with an exercise price of $10.31 per share) and was awarded 14,549 RSUs. The options and the RSUs will each vest ratably over a four-year period from the date of grant and the options expire ten years after grant.

Commencing with fiscal 2012 and during the term of Mr. Castle's employment, Mr. Castle shall be eligible to receive a special equity grant of RSUs based on the achievement of certain bonus objectives determined annually by the Chief Executive Officer. The bonus objectives shall be based primarily on objective measures of Company financial performance and may include more qualitative measures, such as his contributions to the Company, achievement of revenue and budget objectives and/or R&D deliverable goals. The special equity grant for achievement of all of the bonus objectives will be an amount of RSUs having an aggregate value (based upon the closing stock price on the date of grant) equal to 50% of Mr. Castle's annual base salary at the time of the grant, but the actual amount of RSUs may exceed 50% of the annual base salary up to a maximum of two times the annual base salary based on overachievement of the bonus objectives as adopted and determined by the Chief Executive Officer. Based on the achievement of certain fiscal 2012 bonus objectives established by the Chief Executive Officer at the beginning of the fiscal year, Mr. Castle received seventy-five percent of his annual base salary in the form of RSUs as determined by the closing price of the Company's stock on the date of grant, which amount equaled 17,124 RSUs (the "RSU Grant"). The RSU Grant was granted on December 13, 2012 (the "Grant Date"), at which time twenty-five percent of the RSUs immediately vested. The remaining RSUs will vest in equal installments over three years, beginning on the first anniversary of the Grant Date and on each successive annual 12-month anniversary date thereafter, provided that, on each such annual anniversary date, Mr. Castle is still employed on a full-time basis by the Company, and further provided that Mr. Castle has not breached and is not in breach of his employment agreement.

Roger Snow.    Effective January 25, 2013, the Company entered into a new employment agreement with Roger Snow as the Company's Executive Vice President and Chief Product Officer. The employment agreement provides for a term of Mr. Snow's employment from January 25, 2013 through January 31, 2016, although the Company may terminate his employment at any time for any reason or for no reason. The employment agreement also provides Mr. Snow with an annual base salary of $300,000, effective as of January 12, 2013. Pursuant to the employment agreement, Mr. Snow is entitled to participate in any bonus programs for the Company's executive officers and/or any individual performance bonus program authorized by the Company's Board. Effective for fiscal 2013, Mr. Snow is eligible for an annual cash bonus with a target bonus of 60% of his fiscal 2013 annual base salary.

For fiscal 2012, Mr. Snow was eligible for a special equity grant similar to the special equity grant set forth in his employment agreement dated May 20, 2010 and Mr. Snow received an additional grant of equity based on the gross revenue of certain table games for fiscal 2012 (the "2012 Game Revenue") equaling or exceeding a certain revenue threshold (the "Threshold"). The 2012 Game Revenue exceeded the Threshold and Mr. Snow received 104% of his annual base salary in the form of RSUs as determined by the closing price of the Company's stock on the date of grant, which amount equaled 20,341 RSUs (the "RSU Grant"). The RSU Grant was granted on December 13, 2012 (the "Grant Date"), at which time 25% of the RSUs immediately vested. The remaining RSUs will vest in equal installments over three years, beginning on the first anniversary of the Grant Date and on each successive annual 12-month anniversary date thereafter, provided that, on each such annual anniversary date, Mr. Snow is still employed on a full-time basis by the Company, and further provided that Mr. Snow has not breached and is not in breach of his employment agreement.

Pursuant to the terms of his new employment agreement, commencing with fiscal 2013 and during the term of Mr. Snow's employment, Mr. Snow shall be eligible to receive a special equity grant of RSUs similar to the special equity grant described above based on the achievement of an amount of gross revenues for certain of the Company's table games meeting or exceeding the threshold revenue for such table games as established in the Company's annual budget and approved by the Board. The special equity grant for meeting or exceeding the threshold amount will be an amount of RSUs having an aggregate value (based upon the closing stock price on the date of grant) equal to Mr. Snow's annual base salary at the time of the grant, plus 1% of his annual base salary for each full 1% over the threshold amount. All RSUs issued under his special equity grant shall vest over 4 consecutive years, at the rate of 25% per year, beginning with the grant date, and continuing for 3 years on each successive annual 12-month anniversary date thereafter, provided that, on each such annual anniversary date, Mr. Snow is still employed on a full-time basis by the Company, and further provided that Mr. Snow has not breached and is not in breach of his employment agreement.

Kathryn S. Lever.    On May 2, 2011, the Company entered into an employment agreement with Kathryn S. Lever to serve as the Company's General Counsel and Executive Vice President beginning May 5, 2011. The term of Ms. Lever's employment is from May 5, 2011 through May 5, 2014, although the Company may terminate her employment at any time for any reason or for no reason. For fiscal 2013, Ms. Lever's annual base salary is $294,000. Pursuant to the employment agreement, Ms. Lever is entitled to participate in any bonus programs for the Company's executive officers and/or any individual performance bonus program authorized by the Company's Board. Effective for fiscal 2013, Ms. Lever is eligible for an annual cash bonus with a target bonus of 60% of her fiscal 2013 annual base salary.

Under the employment agreement, Ms. Lever was awarded options to purchase 23,424 shares of common stock (with an exercise price of $10.78 per share) and was awarded 12,060 RSUs. The options and the RSUs each vest ratably over a four-year period and the options expire ten years after grant.

Non-Competition and Confidentiality.    Each of the Chief Executive Officer and the other named executive officers has agreed in his or her employment agreement, as applicable and for varying lengths: (i) not to compete with the Company during the term of their employment and for the Restricted Period identified below in the Potential Payments Upon Termination or Change in Control section; (ii) not to solicit the Company's employees, independent contractors or agents of the Company during the term of their employment and for the Restricted Period; and (iii) to maintain the confidentiality of the Company's information. If the named executive officer breaches any of these covenants, the Company has the right to seek injunctive relief and damages.

OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of October 31, 2012, including the vesting dates for the portions of these awards that had not vested as of that date. Unless an event occurs that causes accelerated vesting, all vesting is subject to continued employment on the applicable vesting date.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)		(e)	(f)
Michael Gavin Isaacs	3/16/11	25,100	75,302	(3)	9.50	3/16/21
	1/17/12	—	38,720	(4)	12.54	1/17/22
Linster W. Fox	8/10/09	45,000	15,000	(5)	7.12	8/10/19
	12/21/10	—	18,975	(6)	11.51	12/21/20
	1/17/12	—	23,230	(4)	12.54	1/17/22
Louis J. Castle, II	3/15/05	25,500	—		29.70	3/15/15
	6/27/05	5,000	—		28.06	6/27/15
	3/26/08	40,000	—		6.00	3/26/18
	3/18/09	42,000	—		2.89	3/18/19
	3/26/10	23,250	—		8.16	3/26/20
	11/1/11	—	28,044	(7)	10.31	11/1/21
	1/17/12	—	23,230	(4)	12.54	1/17/22
Roger Snow(2)	10/23/03	8,440	—		12.33	10/22/13
	12/1/04	14,062	—		30.56	12/1/14
	12/15/08	—	5,000	(8)	4.30	12/15/18
	12/14/09	—	27,500	(9)	7.32	12/14/19
	12/21/10	—	15,750	(6)	11.51	12/21/20
	1/17/12	—	19,290	(4)	12.54	1/17/22
Kathryn S. Lever	5/5/11	5,856	17,568	(10)	10.78	5/5/21
	1/17/12	—	20,130	(4)	12.54	1/17/22

(1)
The number of shares and the exercise prices have been adjusted to reflect the Company's three-for-two stock splits in April 2004 and January 2005.

(2)
Mr. Snow was named the Company's Chief Product Officer on July 27, 2012.

(3)
The unvested portion of these awards as of October 31, 2012 is scheduled to vest in three equal installments on April 1, 2013, April 1, 2014 and April 1, 2015.

(4)
One-fourth of the unvested portion of these vested on January 17, 2013 and the remaining portion of the unvested awards as of October 31, 2012 is scheduled to vest in three equal installments on January 17, 2014, January 17, 2015 and January 17, 2016.

(5)
The unvested portion of this award is scheduled to vest on August 9, 2013.

(6)
One-third of the unvested portion of these awards vested on December 21, 2012 and the remaining portion of the unvested awards as of October 31, 2012 is scheduled to vest in two equal installments on December 21, 2013 and December 21, 2014.

(7)
One-fourth of the unvested portion of these awards vested on November 1, 2012 and the remaining portion of the unvested awards as of October 31, 2012 is scheduled to vest in three equal installments on November 1, 2013, November 1, 2014 and November 1, 2015.

(8)
The unvested portion of this award vested on December 15, 2012.

(9)
One-half of the unvested portion of these awards vested on December 14, 2012 and the remaining portion of the unvested awards as of October 31, 2012 is scheduled to vest on December 14, 2013.

(10)
The unvested portion of these awards as of October 31, 2012 is scheduled to vest in three equal installments on May 5, 2013, May 5, 2014, and May 5, 2015.

STOCK AWARDS

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
	(h)	(i)		(j)	(k)
Michael Gavin Isaacs	3/16/11	39,474	(3)	$557,768	—
	1/17/12	19,890	(4)	281,046
Linster W. Fox	12/21/10	10,425	(5)	147,305	—
	1/17/12	11,930	(4)	168,571
Louis J. Castle, II	11/1/11	14,549	(6)	205,577	—
	1/17/12	11,930	(4)	168,571
Roger Snow(2)	12/15/08	7,500	(7)	105,975	—
	12/21/10	8,625	(5)	121,871	—
	1/10/11	11,445	(8)	161,718	—
	1/17/12	9,910	(4)	140,028
	1/17/12	14,899	(9)	210,523
Kathryn S. Lever	5/5/11	9,045	(10)	127,806	—
	1/17/12	10,340	(4)	146,104

(1)
The dollar amounts shown in column (j) are determined by multiplying the number of shares or units reported in columns (i) and (k), respectively, by $14.13 (the closing price of the Company's common stock on October 31, 2012).

(2)
Mr. Snow was named the Company's Chief Product Officer on July 27, 2012.

(3)
The unvested portion of these awards as of October 31, 2012 is scheduled to vest in three equal installments on April 1, 2013, April 1, 2014 and April 1, 2015.

(4)
One-quarter of the unvested portion of these awards as of October 31, 2012 vested on January 17, 2013 and the remaining portion is scheduled to vest in three equal installments on January 17, 2014, January 17, 2015, and January 17, 2016.

(5)
One-third of the unvested portion of these awards vested on December 21, 2012 and the remaining portion of the unvested awards as of October 31, 2012 is scheduled to vest in two equal installments on December 21, 2013 and December 21, 2014.

(6)
One-fourth of the unvested portion of these awards vested on November 1, 2012 and the remaining portion of the unvested awards as of October 31, 2012 is scheduled to vest in three equal installments on November 1, 2013, November 1, 2014 and November 1, 2015.

(7)
The unvested portion of this award vested on December 15, 2012.

(8)
One-half of the unvested portion of these awards vested on January 10, 2013 and the remaining portion of the unvested awards as of October 31, 2012 is scheduled to vest on January 10, 2014.

(9)
One-third of the unvested portion of these awards vested on January 17, 2013 and the remaining portion of the unvested awards as of October 31, 2012 is scheduled to vest in two equal installments on January 17, 2014 and January 17, 2015.

(10)
The unvested portion of these awards as of October 31, 2012 is scheduled to vest in three equal installments on May 5, 2013, May 5, 2014, and May 5, 2015.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2012

The following table presents information regarding the exercise of stock options by the named executive officers during fiscal 2012 and stock awards previously granted to the named executive officers that vested during fiscal 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Michael Gavin Isaacs	—	—	13,158	234,607
Linster W. Fox	6,325	42,570	3,475	40,658
Louis J. Castle, II	20,000	229,942	—	—
Roger Snow(2)	24,000	221,583	31,564	367,345
Kathryn S. Lever	—	—	3,015	51,798

(1)
The dollar amounts shown in column (c) for option awards are determined by multiplying the number of options exercised by the difference in the per-share sales price and the option exercise price. The dollar amounts shown in column (e) for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Company's common stock on the vesting date.

(2)
Mr. Snow was named the Company's Chief Product Officer on July 27, 2012.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon a termination without cause, a named executive officer may be entitled to certain severance payments. There are no automatic payments due merely on a Change in Control; however, unvested equity may accelerate vesting upon a Change in Control.

Severance Benefits.    Unless otherwise noted in the applicable footnote, the following table represents the Company's estimate of the amount of the benefits to which the Company's named executive officers would have been entitled had their employment been terminated on October 31, 2012.

Name	Cash Severance(1) ($)	Equity Acceleration(2) ($)	Continued Health Benefits ($)
Michael Gavin Isaacs	525,000	503,999	24,620
Linster W. Fox	528,000	654,700	24,427
Louis J. Castle, II	300,000	1,065,625	25,082
Roger Snow(3)	300,000	511,995	16,769
Kathryn S. Lever	285,000	126,364	15,684

(1)
Additional disclosure regarding the severance benefits of Messrs. Isaacs, Fox, Castle and Snow and Ms. Lever can be found below under "Employment Agreements".

(2)
For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company's common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying the closing price of the Company's common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. For purposes of this calculation, the Company has assumed full acceleration of all outstanding and unvested equity awards held by each of the Company's named executive officers as of October 31, 2012.

(3)
Mr. Snow was named the Company's Chief Product Officer on July 27, 2012. Amounts in this table are pursuant to Mr. Snow's employment agreement effective on January 25, 2013.

Change in Control Benefits.    The vesting of outstanding equity awards held by the Company's named executive officers will accelerate in connection with a Change in Control of the Company, provided the named executive officer is still employed with the Company at such Change in Control event. In the event that there is a Change in Control event and there is also a termination without cause of the named executive officer's employment, then the named executive officer shall be entitled to severance and continued health benefits. Unless otherwise noted in the applicable footnote, the following table presents the amount of the benefits to which the Company's named executive officers would have been entitled if a Change in Control had occurred on October 31, 2012.

Name	Cash Severance(1) ($)	Equity Acceleration(2) ($)	Continued Health Benefits(1) ($)
Michael Gavin isaacs	525,000	1,365,239	24,620
Linster W. Fox	1,056,000	823,126	24,427
Louis J. Castle, II	300,000	1,454,295	25,082
Roger Snow(3)	300,000	1,063,641	16,769
Kathryn S. Lever	285,000	384,387	15,684

(1)
Cash severance and continued health benefits are paid only upon termination of employment after a Change in Control event.

(2)
For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company's common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying the closing price of the Company's common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. For purposes of this calculation, the Company has assumed full acceleration of all outstanding and unvested equity awards held by each of the Company's named executive officers as of October 31, 2012.

(3)
Mr. Snow was named the Company's Chief Product Officer on July 27, 2012. Amounts in this table are pursuant to Mr. Snow's employment agreement effective on January 25, 2013.

Termination Upon Disability or Death

The executive officers are not entitled to any benefits upon death or disability beyond what is available to all of the Company's employees, as described below, except that Messrs. Isaacs, Fox, Castle and Snow and Ms. Lever shall also receive a lump sum payment equal to six (6) months of their respective then base salaries.

Payments Made Upon Disability

Under the Company's benefits program, all of the Company's eligible employees, including the named executive officers, are provided long-term disability insurance coverage. In addition, all unvested equity awards will vest in the event of the named executive officer's total disability, provided that the named executive officer is employed by the Company at such time.

Payments Made Upon Death

Under the Company's benefits program, all of the Company's eligible employees, including the named executive officers, are provided life insurance benefits coverage. In addition, all unvested equity awards will vest in the event of the named executive officer's death, provided that the named executive officer is employed by the Company at such time.

Employment Agreements

All of the Company's named executive officers are "at will" employees, which means that the Company may terminate each of the named executive officer's full-time employment at any time either with or without just cause. Upon certain types of terminations of employment, severance benefits may be paid to the named executive officers as described in their employment agreements.

In the event of any termination of a named executive officer's full-time employment with the Company without just cause, or in the event a named executive officer's full-time employment is not extended or renewed beyond his or her term of employment as set forth in the employment agreement (the "Term"), then the named executive officer will be entitled to severance benefits. During the severance period the named executive officer will remain bound to the covenant not to compete and confidentiality obligations contained in the employment agreement.

Michael Gavin Isaacs

In the event of any termination of Mr. Isaacs' employment with the Company without cause, for good reason, or if the employment period expires and the Company does not renew or extend Mr. Isaacs' employment on terms substantially equal to or better than those set forth in the employment agreement, then, Mr. Isaacs shall receive (i) his accrued annual base salary earned but not yet paid through the termination date, (ii) severance in an amount equal to one-half year's annual base salary paid over a twelve month period (the "Restricted Period") in equal installments in accordance with the normal payroll practices of the Company, (iii) a lump sum amount equal to his accrued vacation days, and (iv) in exchange for the restrictive covenants contained in the employment agreement, an amount equal to one-half year's annual base salary paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company. In addition, through the earlier of (i) twelve months from the termination date or the maximum number of months that COBRA coverage is available by law, whichever is less, or (ii) Mr. Isaacs' date of employment by a subsequent employer, the Company shall pay the premiums for Mr. Isaacs' (and his spouse's and dependents' if applicable) COBRA coverage. The employment agreement also provides that in the event the Company restates its earnings, then Mr. Isaacs shall be required to immediately repay to the Company any bonus amount paid in excess of that supported by the restated earnings.

In the event of Mr. Isaacs' death or disability (as defined in the employment agreement), Mr. Isaacs or his beneficiaries shall receive a lump sum payment equal to his annual base salary earned but not yet paid through the termination date, six months of his annual base salary, and his accrued vacation days. In such event, the Company will pay six months health coverage for him, his spouse and dependents, and any disability or life insurance benefits. In addition, all of Mr. Isaacs' equity shall accelerate and immediately vest.

Linster W. Fox

In the event of any termination of Mr. Fox's full-time employment with the Company without just cause (as defined in the employment agreement), or in the event that Mr. Fox's full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Mr. Fox as Mr. Fox is receiving during the last year of the Term, then, during the twenty-four (24) month period (the "Restricted Period") immediately following Mr. Fox's last day of his full-time employment, Mr. Fox (i) shall be paid a severance amount equal to twelve (12) months of his then monthly base salary paid over the Restricted Period in equal monthly installments (except that, in lieu of twelve (12) months of his then monthly base salary, the severance amount shall be twenty-four (24) months of his base salary in the event his employment as the Chief Financial Officer is terminated within 1 month prior to or following an actual change in control event (as defined in the employment agreement), and without Mr. Fox being offered the same or a comparable position) and (ii) shall receive additional compensation for his covenant not to compete equal to the amount of his immediately prior year's actual cash bonus (excluding any equity grants and long-term incentive bonuses, but including spot bonuses) (except that the additional compensation amount shall be two (2) times the amount of his immediately prior year's actual cash bonus (excluding any equity grants and long-term incentive bonuses, but including spot bonuses), in the event his employment as the Chief Financial Officer is terminated within 1 month prior to or following an actual change in control event (as defined in the employment agreement), and without Mr. Fox being offered the same or a comparable position). The amounts due to Mr. Fox shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Fox shall continue to receive, during the Restricted Period, all insurance coverages and any other benefits which Mr. Fox would have received had his employment not been so terminated, or not extended, provided however, if Mr. Fox is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the Restricted Period. Furthermore, during the Restricted Period, Mr. Fox's unvested stock options and restricted stock awards will continue to vest.

In the event of Mr. Fox's death or total disability, Mr. Fox or his estate shall receive a lump sum payment equal to six (6) months of his then base salary and any disability or life insurance benefits. In addition, all of Mr. Fox's equity shall accelerate and immediately vest.

Louis J. Castle, II

In the event of any termination of Mr. Castle's employment with the Company without cause, for good reason, or if the employment period expires and the Company does not renew or extend Mr. Castle's employment, then Mr. Castle shall receive (i) his accrued annual base salary earned but not yet paid through the termination date, (ii) severance in an amount equal to one-half of his annual base salary paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company, (iii) a lump sum amount equal to his accrued but unused vacation days, and (iv) in exchange for the restrictive covenants contained in the employment agreement, an amount equal to one-half of his annual base salary paid over a twelve month period (the "Restricted Period") in equal installments in accordance with the normal payroll practices of the Company. In addition, through the earlier of (i) twelve months from the termination date or the maximum number of months that COBRA coverage is available by law, whichever is less, or (ii) Mr. Castle's date of employment by a subsequent employer, the Company shall pay the premiums for Mr. Castle's (and his spouse's and dependents' if applicable) COBRA coverage.

In the event of Mr. Castle's death or disability (as defined in the employment agreement), Mr. Castle or his beneficiaries shall receive a lump sum payment equal to his accrued annual base salary earned but not yet paid through the termination date, an amount equal to six months of his annual base salary, and his accrued but unused vacation days. In such event, the Company shall pay six months health coverage for him, his spouse and dependents, and any disability or life insurance benefits. In addition, all of Mr. Castle's equity shall accelerate and immediately vest.

Roger Snow

In the event of any termination of Mr. Snow's employment with the Company without cause, for good reason, or if the employment period expires and the Company does not renew or extend Mr. Snow's employment, then Mr. Snow shall receive (i) his accrued annual base salary earned but not yet paid through the termination date, (ii) severance in an amount equal to one-half of his annual base salary paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company, and (iii) in exchange for the restrictive covenants contained in the employment agreement, an amount equal to one-half of his annual base salary paid over a twelve month period (the "Restricted Period") in equal installments in accordance with the normal payroll practices of the Company. In addition, through the earlier of (i) twelve months from the termination date or the maximum number of months that COBRA coverage is available by law, whichever is less, or (ii) Mr. Snow's date of employment by a subsequent employer, the Company shall pay the premiums for Mr. Snow's (and his spouse's and dependents' if applicable) COBRA coverage.

In the event of Mr. Snow's death or disability (as defined in the employment agreement), Mr. Snow or his beneficiaries shall receive a lump sum payment equal to his accrued annual base salary earned but not yet paid through the termination date and an amount equal to six months of his annual base salary. In such event, the Company shall pay six months health coverage for him, his spouse and dependents, and any disability or life insurance benefits. In addition, all of Mr. Snow's equity shall accelerate and immediately vest.

Kathryn S. Lever

In the event of any termination of Ms. Lever's employment with the Company without cause or for good reason, then, Ms. Lever shall receive (i) her accrued annual base salary earned but not yet paid through the termination date, (ii) severance in an amount equal to one-half of the year's annual base salary in existence as of the date of termination, paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company, (iii) a lump sum amount equal to her accrued vacation days, (iv) COBRA coverage for herself, her spouse and dependents, if applicable, through the earlier of (A) twelve months from the termination date or the maximum number of months that COBRA coverage is available by law, whichever is less, or (B) Ms. Lever's date of employment by a subsequent employer, (v) a continuation of vesting of equity previously granted to Ms. Lever for a period of twelve month, and (vi) in exchange for the restrictive covenants contained in the employment agreement, an amount equal to one-half of the year's annual base salary in existence as of the date of termination, paid over a twelve month period (the "Restricted Period") in equal installments in accordance with the normal payroll practices of the Company. Notwithstanding the foregoing, if the employment period expires and the Company does not renew or extend Ms. Lever's employment, then, Ms. Lever shall receive (i) her accrued annual base salary earned but not yet paid through the termination date, (ii) severance in an amount equal to one-half of the year's annual base salary in existence as of the date of termination, paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company, (iii) a lump sum amount equal to her accrued vacation days, and (vi) in exchange for the restrictive covenants contained in the employment agreement, an amount equal to one-half of the year's annual base salary in existence as of the date of termination, paid over a twelve month period in equal installments in accordance with the normal payroll practices of the Company.

In the event of Ms. Lever's death or disability (as defined in the employment agreement), Ms. Lever or her beneficiaries shall receive a lump sum payment equal to (i) her annual base salary earned but not yet paid through the termination date, (ii) an amount equal to six months of her annual base salary, and (iii) her accrued vacation days. In such event, the Company shall also pay the COBRA premium for a period of six months for her, her spouse and dependents. In addition, all of Ms. Lever's equity shall accelerate and immediately vest.

INDEPENDENT DIRECTOR COMPENSATION—FISCAL 2012

The following table presents information regarding the compensation paid during fiscal 2012 to members of the Board who are not also the Company's employees (referred to herein as "Non-Employee Directors"). Messrs. Isaacs and Lopez were not entitled to receive, nor did they receive, any additional compensation for their services as a director. Mr. Lopez resigned as a director on June 1, 2012.

Each independent director receives a quarterly cash payment of $17,500, except for the Chairman of the Board, who receives a quarterly cash payment of $35,000, and each independent director receives an annual grant of non-qualified stock options and/or restricted stock after the Company's annual meeting of shareholders. In addition, the Chairman of the Audit Committee receives a quarterly cash payment of $1,750 and each Audit Committee member receives a quarterly cash payment of $875. The Chairman of the Compensation Committee and the Chairman of the Governance Committee each receives a quarterly cash payment of $1,250 and each member of the Compensation Committee and the Governance Committee receives a quarterly cash payment of $625. With the approval of the Board, the Company's Governance Committee determines the number of options or restricted stock granted to each independent director, the exercise price (which is always the closing price on the date of grant), the vesting schedule and other terms. The Board may also make discretionary grants of stock options or restricted stock to independent directors pursuant to the recommendations of the Governance Committee. During fiscal 2012, all options and restricted stock granted to independent directors were granted pursuant to the Company's 2004 Equity Incentive Plan for Non-Employee Directors. Directors who are not independent directors receive no separate compensation for their service as a director. The following table provides information about options and restricted stock granted to the Company's independent directors during fiscal 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Total ($)
	(a)	(b)	(c)	(d)
Garry W. Saunders	148,500	106,233	24,468	279,201
John R. Bailey	81,000	81,721	18,820	181,541
Daniel M. Wade	81,000	81,721	18,820	181,541
Eileen F. Raney	78,500	88,235	69,114	235,849
A. Randall Thoman	82,442	104,581	72,879	259,902

(1)
These amounts reported in columns (b) and (c) of the table above reflect the aggregate compensation costs for financial statement reporting purposes for fiscal 2012 under FASB ASC Topic 718, Compensation—Stock Compensation. These amounts do not reflect amounts paid to or realized by the director for fiscal 2012. For information on the method and assumptions used to calculate the compensation costs, see Note 7 to the Company's audited consolidated financial statements, included as part of the Company's annual report for fiscal 2012 filed on December 21, 2012 with the SEC on Form 10-K, which is incorporated herein by reference.

(2)
At the March 15, 2012 meeting of the Board immediately following the annual meeting of the Company's shareholders on the same date, each Non-Employee Director was granted shares of restricted stock. Mr. Saunders was granted 7,545 shares of restricted stock, Mr. Thoman was granted 6,965 shares of restricted stock, Messrs. Bailey and Wade and Ms. Raney were each granted 5,804 shares of restricted stock . These shares of restricted stock have an aggregate grant date fair value of $550,016. The restricted stock awards cliff vest on March 15, 2013.

The following table presents the number of shares subject to outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of the Company's Non-Employee Directors as of October 31, 2012.

Name	Number of Shares Subject to Outstanding and Unexercised Options	Number of Unvested Shares of Restricted Stock
Garry W. Saunders	221,090	7,545
John R. Bailey	151,357	5,804
Daniel M. Wade	49,357	5,804
Eileen F. Raney	26,107	5,804
A. Randall Thoman	27,929	6,965

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of October 31, 2012, with respect to shares which may be issued under the Company's equity compensation plans:

	Number of Shares Which May be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuances
Equity compensation plans approved by security holders	2,949,993	$14.84	1,324,679
Equity compensation plans not approved by security holders(2)	60,000	$7.12	—

Total	3,009,993	$14.68	1,324,679

(1)
The number of shares and the exercise prices have been adjusted to reflect the Company's three-for-two stock splits in April 2004 and January 2005.

(2)
In connection with Mr. Fox's appointment as the Company's Chief Financial Officer, effective on August 1, 2009, the Compensation Committee granted Mr. Fox an option to purchase 60,000 shares of the Company's common stock (collectively, the "Options"). The Options were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.

Risk Considerations.    The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. See the section titled "Risk Oversight" above for an additional discussion of risk considerations.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and as auditors of the Company's consolidated financial statements for the year ending October 31, 2013.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of PricewaterhouseCoopers as the Company's independent registered public accounting firm for the year ending October 31, 2013. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm for the years ended October 31, 2012 and 2011. The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP related to the audit of the Company's annual financial statements for the years ended October 31, 2012 and October 31, 2011 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those years.

Fee Type	2012	2011
Audit Fees	$1,105,473	$1,227,048
Audit-Related Fees	440,328	—
Tax Fees	922,913	701,307
All Other Fees	—	—

Total Fees	$2,468,714	$1,928,355

Audit Fees.    Audit fees are fees for professional services related to the audit of the Company's consolidated financial statements included in the Company's annual report on Form 10-K and review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q, attestation of management's assessment of internal control, as required by Section 404 of Sarbanes-Oxley, as well as services that are normally provided in connection with statutory and regulatory filings or engagements, including the Company's current reports on Form 8-K and registration statements under the Securities Act of 1933.

Audit-Related Fees.    Audit-related fees are fees for assurance and services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements. This includes audit of employee benefit and compensation plans, due diligence related to mergers and acquisitions, attestations by PricewaterhouseCoopers LLP that are not required by statute or regulations and consulting on financial accounting/reporting standards.

Tax Fees.    Of the total amount of tax fees, fees for tax compliance and preparation services totaled $0.5 million and $0.4 million for fiscal 2012 and 2011, respectively. This includes preparation of the Company's original and amended tax returns, including the Company's subsidiaries, refund claims, payment planning, tax audit assistance and tax work stemming from "audit-related" items. Fees for tax due diligence and international structure consultation totaled $0.4 million and $0.3 million in fiscal 2012 and 2011, respectively, of the total amount of tax fees.

All Other Fees.    Fees for all other permissible services were not material.

PricewaterhouseCoopers LLP has indicated, and the Company's Audit Committee has agreed, that the services performed by PricewaterhouseCoopers LLP that were not related to its audit of the Company's financial statements were at all times compatible with maintaining that firm's independence.

The Audit Committee pre-approves all auditing services. The Audit Committee also pre-approves all permitted non-audit services to be performed by the Company's independent registered public accounting firm subject to "de minimus" exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act. Non-audit services are approved by the Company's Audit Committee prior to the completion of the audit. At the beginning of each fiscal year, a description of each anticipated project of non-audit services is provided to the Company's Audit Committee. The Audit Committee reviews those descriptions and pre-approves those services, project by project, prior to the beginning of each project. Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee for pre-approval prior to engaging the Company's independent registered public accounting firm to perform any services. The authority to grant specific pre-approval between regularly scheduled Audit Committee meetings has been delegated to the Chairman of the Audit Committee. The Audit Committee is regularly informed as to the non-audit services actually provided by the Company's independent registered public accounting firm pursuant to the pre-approved projects. Fees paid to the Company's independent registered public accounting firm in reliance on the "de minimus" exception referred to above did not exceed permissible amounts during fiscal 2012 and 2011.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

It is not the responsibility of the Company's Audit Committee to prepare the Company's financial statements in accordance with generally accepted accounting principles; that is the responsibility of the Company's management. Further, it is not the responsibility of the Company's Audit Committee to plan and conduct annual audits or quarterly reviews; that is the responsibility of the Company's independent registered public accounting firm. It is also not the responsibility of the Company's Audit Committee to ensure compliance with laws and regulations; that is the responsibility of the Company's management.

During fiscal 2012, at each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent registered public accounting firm. The Audit Committee's agenda is established by the Audit Committee's Chairman and senior members of the Company's financial management team. The Audit Committee met in private sessions with the Company's independent registered public accounting firm at certain of its meetings, and also separately with the Company's head of internal audit, with and without management representation, to discuss financial management, evaluations of the Company's internal controls over financial reporting and the Company's accounting principles.

The Audit Committee has reviewed and discussed the Company's audited financial statements with management. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by AICPA Professional Standards, Volume 1, AU Section 380, "The Auditor's Communication With Those Charged With Governance", as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Committee discussed with the independent registered public accounting firm that firm's independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining their independence.

Based on the Audit Committee's discussion with management and the independent registered public accounting firm, and the Audit Committee's review of the Company's audited financial statements and the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended October 31, 2012 filed on December 21, 2012 with the Securities and Exchange Commission.

AUDIT COMMITTEE
A. Randall Thoman (Chairman) Garry W. Saunders John R. Bailey Daniel M. Wade Eileen F. Raney

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company reviews all relationships and transactions in which the Company and the Company's directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company's legal staff and accounting staff are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in a transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company's proxy statement. All reportable transactions between the Company and the related parties are reviewed and approved in advance by the Company's Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2012 were Messrs. Daniel M. Wade (Chairman), Garry W. Saunders, John R. Bailey, A. Randall Thoman and Ms. Eileen F. Raney. None of these directors was a current or former officer or employee of the Company while serving on the Compensation Committee or had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or a member of a Compensation Committee (or other committee serving an equivalent function) of any other entity during fiscal 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company's directors, certain of the Company's officers and persons holding 10% of the Company's common stock to file reports with the SEC regarding their ownership, acquisitions and dispositions of the Company's common stock. All executive officers and directors timely filed all reports as required during and with respect to the fiscal year ended October 31, 2012, except as described below. These reports are available on the Company's website at www.shfl.com and on the SEC's website at www.sec.gov.

During fiscal 2012, a Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting one transaction for Eileen F. Raney was not timely filed.

SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders to be considered for inclusion in the proxy statement and proxy card for the 2014 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act must be submitted in writing to the corporate secretary of the Company, SHFL entertainment, Inc., 1106 Palms Airport Drive, Las Vegas, Nevada 89119, and must be received by Saturday, October 5, 2013.

In addition, the Company's amended and restated bylaws include advance notice provisions relating to shareholder nominations for directors or other business not intended to be included in the Company's proxy materials pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the corporate secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the amended and restated bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2014 annual meeting of shareholders other than pursuant to Rule 14a-8 must provide written notice of the nominations or other business they wish to propose to the corporate secretary no earlier than Thursday, November 14, 2013, and no later than Saturday, December 14, 2013. However, in the event the 2014 annual meeting of shareholders is to be held on a date that is not within 25 days before or after March 14, 2014, then notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or delivered or such public disclosure of the date of the annual meeting was made, whichever first occurs. If a shareholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SHAREHOLDER COMMUNICATIONS

Shareholders can send communications to the Board by contacting the Company's Investor Relations Department at the address or number(s) listed below:

Investor Relations
SHFL entertainment, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

Where shareholders request information or ask questions that the Company's management can more efficiently address, the Company's Investor Relations Department responds to such shareholder communications without forwarding them to the Board; however, the Investor Relations Department will forward any shareholder communication concerning employee fraud or accounting matters to the Audit Committee. All other communications are forwarded by the Investor Relations Department to either the full Board or the Chairman of the Company's committees, as appropriate.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of the Company's filings, including this proxy statement, with the SEC, in whole or in part, the Report of the Compensation Committee and the Report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act.

 OTHER BUSINESS

The Company does not intend to present any business at the meeting other than the matters specifically set forth in this proxy statement and the Company knows of no other business to come before the meeting.

By Order of the Board of Directors,

Linster W. Fox Executive Vice President, Chief Financial Officer and Secretary

February 1, 2013
Las Vegas, Nevada

Appendix A

SHFL entertainment, Inc.

2012 Stock Incentive Plan

1.    Purposes of the Plan.    The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company's business.

2.    Definitions.    The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

  (a)   "Administrator" means the Board or any of the Committees appointed to administer the Plan.

  (b)   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

  (c)   "Applicable Laws" means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

  (d)   "Assumed" means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

  (e)   "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

  (f)    "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

  (g)   "Board" means the Board of Directors of the Company.

  (h)   "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; or (ii) material breach of any agreement with the Company or a Related Entity; or (iii) engagement in any material act or omission constituting dishonesty, wrongdoing or malfeasance with respect to the Company or a Related Entity; or (iv) engagement in conduct which violates the Company's or a Related Entity's code of conduct policy; or (v) denial of or the failure to be issued any gaming license, finding of suitability or other similar regulatory approval, or, in the event any such license, finding of suitability or other similar regulatory approval has been issued to the Grantee, the subsequent revocation, suspension or non-renewal of the same; or (vi) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines "Cause" on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of "Cause" shall not apply until a Corporate Transaction or a Change in Control actually occurs.

  (i)    "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

    (i)    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

    (ii)    a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

  (j)    "Code" means the Internal Revenue Code of 1986, as amended.

  (k)   "Committee" means any committee composed of members of the Board appointed by the Board to administer the Plan.

  (l)    "Common Stock" means the common stock of the Company.

  (m)  "Company" means SHFL entertainment, Inc., a Minnesota corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

  (n)   "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

  (o)   "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

  (p)   "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee's Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

  (q)   "Corporate Transaction" means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

    (i)    a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

    (ii)    the sale, transfer or other disposition of all or substantially all of the assets of the Company;

    (iii)   the complete liquidation or dissolution of the Company;

    (iv)   any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

    (v)   acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

  (r)    "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

  (s)   "Director" means a member of the Board or the board of directors of any Related Entity.

  (t)    "Disability" means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides services does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

  (u)   "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

  (v)   "Employee" means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

  (w)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (x)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

      (i)  If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

    (ii)    If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

    (iii)   In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

  (y)   "Good Reason" means, with respect to the termination by the Grantee of the Grantee's Continuous Service, that such termination is for "Good Reason" as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), or in the absence of such then-effective written agreement and definition, the occurrence after a Corporate Transaction or Change in Control of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee's non-acquiescence within 30 days of the effective time of such event or condition):

    (i)    a change in the Grantee's responsibilities or duties which represents a material and substantial diminution in the Grantee's responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Change in Control; or

    (ii)    a reduction in the Grantee's base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee's by the same percentage amount shall not constitute such a salary reduction; or

    (iii)   requiring the Grantee to be based at any place outside a 50 mile radius from the Grantee's job location as a result of a Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.

  (z)   "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

  (aa) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

  (bb) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

  (cc) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (dd) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

  (ee) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

  (ff)   "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

  (gg) "Plan" means this 2012 Stock Incentive Plan.

  (hh) "Predecessor Plans" means the Company's 2004 Equity Incentive Plan and 2004 Equity Incentive Plan for Non-Employee Directors.

    (ii)  "Related Entity" means any Parent or Subsidiary of the Company.

  (jj)   "Replaced" means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

  (kk) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

  (ll)    "Restricted Stock Units" means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for Shares or other securities or a combination of Shares or other securities as established by the Administrator.

  (mm)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

  (nn) "SAR" means a stock appreciation right entitling the Grantee to Shares measured by appreciation in the value of Common Stock.

  (oo) "Share" means a share of the Common Stock.

  (pp) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.

  (a)   Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is six million seven hundred thousand (6,700,000) Shares, plus the number of Shares that remain available for grants of awards under the Predecessor Plans as of the date the Plan is approved by the Company's stockholders, plus any Shares that would otherwise return to the Predecessor Plans as a result of forfeiture, termination or expiration of awards previously granted under the Predecessor Plans (ignoring the termination or expiration of the Predecessor Plans for the purpose of determining the number of Shares available for the Plan); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is six million seven hundred thousand (6,700,000) Shares. Notwithstanding the foregoing, any Shares issued in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs shall be counted against the limit set forth herein as one and sixty-seven thousandths (1.67) Shares for every one (1) Share issued in connection with such Award (and shall be counted as one and sixty-seven thousandths (1.67) Shares for every one (1) Share returned or deemed not to have been issued from the Plan pursuant to Section 3(b) below in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

  (b)   Any Shares covered by an Award (or portion of an Award) which are forfeited, canceled or expire (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of a SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

4.    Administration of the Plan.

  (a)    Plan Administrator.

    (i)    Administration with Respect to Directors and Officers.    With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

    (ii)    Administration With Respect to Consultants and Other Employees.    With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

    (iii)    Administration With Respect to Covered Employees.    Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

    (iv)    Administration Errors.    In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by Applicable Laws.

  (b)    Powers of the Administrator.    Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

    (i)    to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

    (ii)    to determine whether and to what extent Awards are granted hereunder;

    (iii)   to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

    (iv)   to approve forms of Award Agreements for use under the Plan;

    (v)   to determine the terms and conditions of any Award granted hereunder;

    (vi)   to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award or for cash shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award or for cash with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

    (vii)  to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

    (viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

    (ix)   to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

  (c)    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the service, or other reasonable knowledge of institution, of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's expense to defend the same.

5.    Eligibility.    Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.     Terms and Conditions of Awards.

  (a)    Types of Awards.    The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares or (ii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

  (b)    Designation of Award.    Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

  (c)    Conditions of Award.    Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (Shares or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes, depreciation and amortization, (xvi) earnings before other income/expense, taxes, depreciation, amortization, stock-based compensation and one-time nonrecurring charges, (xvii) economic value added, (xviii) market share, (xix) product development, (xx) product placements and (xxi) integration of acquisitions. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be Performance-Based Compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee's rights with respect to an Award intended to be performance-based compensation.

  (d)    Acquisitions and Other Transactions.    The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

  (e)    Deferral of Award Payment.    The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

  (f)    Separate Programs.    The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

  (g)    Individual Limitations on Awards.

    (i)    Individual Limit for Options and SARs.    The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be three million (3,000,000) Shares. In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional one million (1,000,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

    (ii)    Individual Limit for Restricted Stock and Restricted Stock Units.    For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, with respect to each fiscal year of the Company that constitutes or is part of each Performance Period, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be one million five hundred thousand (1,500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10 below. In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

  (h)    Deferral.    If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

  (i)    Early Exercise.    The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

  (j)    Term of Award.    The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares issuable pursuant to the Award.

  (k)    Transferability of Awards.    Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, and to charitable organizations, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee's Award in the event of the Grantee's death on a beneficiary designation form provided by the Administrator.

  (l)    Time of Granting Awards.    The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7.    Award Exercise or Purchase Price, Consideration and Taxes.

  (a)    Exercise or Purchase Price.    The exercise or purchase price, if any, for an Award shall be as follows:

  (i)    In the case of an Incentive Stock Option:

    (A)   granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

    (B)   granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

  (ii)    In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

  (iii)   In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

  (iv)   In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

  (v)   In the case of other Awards, such price as is determined by the Administrator.

  (vi)   Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

  (b)    Consideration.    Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

  (i)    cash;

  (ii)    check;

  (iii)   surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

  (iv)   with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

  (v)   with respect to Options, payment through a "net exercise" such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

  (vi)   any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

  (c)    Taxes.    No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.    Exercise of Award.

  (a)    Procedure for Exercise; Rights as a Stockholder.

  (i)    Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

  (ii)    An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

  (b)    Exercise of Award Following Termination of Continuous Service.

  (i)    An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

  (ii)    Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

  (iii)   Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.    Conditions Upon Issuance of Shares.

  (a)   If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

  (b)   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively "adjustments"). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.    Corporate Transactions and Changes in Control.

  (a)    Termination of Award to Extent Not Assumed in Corporate Transaction.    Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

  (b)    Acceleration of Award Upon Corporate Transaction or Change in Control.

    (i)    Corporate Transaction.    Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

    (A)   for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee's Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after the Corporate Transaction; and

    (B)   for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee's Continuous Service has not terminated prior to such date. For Awards that have an exercise feature, the portion of the Award that is not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised prior to the consummation of such Corporate Transaction.

    (ii)    Change in Control.    Except as provided otherwise in an individual Award Agreement, following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately upon the termination of such Continuous Service.

  (c)    Effect of Acceleration on Incentive Stock Options.    Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12.    Effective Date and Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.    Amendment, Suspension or Termination of the Plan.

  (a)   The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by Applicable Laws.

  (b)   No Award may be granted during any suspension of the Plan or after termination of the Plan.

  (c)   No suspension or termination of the Plan (including termination of the Plan under Section 11 above) shall adversely affect any rights under Awards already granted to a Grantee.

14.    Reservation of Shares.

  (a)   The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  (b)   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.    No Effect on Terms of Employment/Consulting Relationship.    The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee's Continuous Service at any time, with or without cause including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee's Continuous Service has been terminated for Cause for the purposes of this Plan.

16.    No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Pension Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

17.    Stockholder Approval.    The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18.    Unfunded Obligation.    Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee's creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

20.    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SHFL entertainment, Inc. M51707-P32568 SHFL entertainment, Inc. 1106 Palms Airport Drive Las Vegas, Nevada 89119 Please indicate if you plan to attend this meeting. 2. Ratifi cation of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2013 fiscal year. 4. To approve, by non-binding vote, executive compensation. 3. To approve the SHFL entertainment, Inc. 2012 Stock Incentive Plan. For address change/comments, mark here. (see reverse for instructions) ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 01) Garry W. Saunders 02) John R. Bailey 03) Daniel M. Wade 04) Eileen F. Raney 05) A. Randall Thoman 06) Michael Gavin Isaacs 1. Election of Directors Nominees VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: ! ! The Board of Directors recommends you vote FOR the following proposals. For All Withhold All For All Except ! Yes No For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! ! ! ! ! ! ! TM

Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) SHFL entertainment, Inc. Annual Meeting of Shareholders March 14, 2013 10:00 A.M. This proxy is solicited by the Board of Directors The shares will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" Proposals 1, 2, 3 and 4. By signing the proxy, you revoke all prior proxies and appoint Michael Gavin Isaacs and Linster W. Fox, or either of them, as your proxies, with full power of substitution, to vote the shares you held on January 18, 2013, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M51708-P32568